As filed with the Securities and Exchange Commission October 15, 2009

Registration No.______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SECURE LUGGAGE SOLUTIONS INC.

Delaware	4731	68-0677444
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification
Organization)	Classification Code)	Number)

2375 East Camelback Road, 5th Floor
Phoenix, Arizona 85016
602.387.4035
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Donald G. Bauer
2375 East Camelback Road, 5th Floor
Phoenix, Arizona 85016
602.387.4035
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Thomas E. Stepp, Jr.
Stepp Law Corporation
15707 Rockfield Boulevard, Suite 101
Irvine, California 92618
Telephone: 949.660.9700
Fax: 949.660.9010

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer”, “accelerated filer”, a “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE
Title of Each Class Of Securities To Be Registered	Number To Be Registered	Proposed Maximum Offering Price Per	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)

Common Stock, par value $.001 per share (1)	1,692,000.00	$.10	$169,200.00	$15.57

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and, in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in private placement transactions.  The selling shareholders may sell shares of our common stock at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.10.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING SHAREHOLDERS MAY NOT SELL THEIR SECURITIES UNTIL THIS REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION,
DATED October 13, 2009

SECURE LUGGAGE SOLUTIONS INC.

Up to 1,692,00 Shares of Common Stock
Offering Price: $0.10 per share

As of September 30, 2009, we had 17,477,000 shares of our common stock outstanding.

This is a resale prospectus for the resale of up to 1,692,000 shares of our common stock by the selling stockholders listed herein.  We will not receive any proceeds from the sale of those shares.

Our common stock is not traded on any public market and, although we intend to apply to have our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) upon the effectiveness of the registration statement of which this prospectus is a part, we may not be successful in such application and our common stock may never trade in any market.

Selling stockholders will sell at a fixed price of $0.10 per share until our common stock is quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very significant risks.  See “Risk Factors” beginning on Page 5.

Neither the Securities and Exchange Commission nor any state securities commissioner has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 13, 2009.

SUMMARY OF THE OFFERING

The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this prospectus.

OUR BUSINESS

Secure Luggage Solutions Inc. (“we”, “us” or the “Company”) was formed as a Delaware corporation on December 4, 2008.

We have been in operation since December 4, 2008.

Subsequent to our incorporation, we have been in the process of establishing ourselves as a company that will develop, manufacture, and/or acquire suitable technologies necessary for us to offer the “Secure Solution” to the air travel industry, including an automated process capable of quickly processing various items of checked baggage and cargo.

Currently, we have no revenues and no customers for the Secure Solution.  We anticipate that the Secure Solution will be ready for commercial sale as soon as we acquire the funds sufficient to commence our operations.  We plan on earning revenues by the promotion and sale of the Secure Solution.

Since our incorporation, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions, or consolidations.  We have never declared bankruptcy, and we have never been in receivership or involved in any legal action or proceedings.

The offering

Securities being offered:	Up to 1,692,000 shares of our common stock, par value $0.001 by the selling stockholders.

Offering price per share:	$0.10

Offering period:	The shares will be offered on a time to time basis by the selling stockholders.

Net proceeds:	We will not receive any proceeds from the sale of the shares.

Use of proceeds:	We will not receive any proceeds from the sale of the shares.

Number of Shares of Common Stock Authorized and Outstanding:	17,477,000 shares of common stock issued and outstanding, 25,000,000 shares of common stock authorized.

There is no trading market for our common stock.  We intend to apply for participation on the Over-the-Counter Bulletin Board, and we hope that thereafter such trading market will develop.  The selling stockholders will sell at a fixed price of $0.10 per share until our common stock is quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Selected Financial Information

	December 31, 2008	March 31, 2009 (Unaudited)	June 30, 2009 (Unaudited)
BALANCE SHEET DATA:
Current Assets:	$225	$16,543	$32,552
Total Assets:	$225	$16,543	$32,552
Total Liabilities:	$1,307	$12,037	$12,031
Stockholders’ Equity (Deficit):	$(1,082)	$4,505	$20,521

STATEMENTS OF OPERATIONS DATA:	For the Fiscal Year ended December 31, 2008	For the Three Months ended March 31, 2009 (Unaudited)	For the Six Months ended June 30, 2009 (Unaudited)
Net Revenue:	-	-	-
Gross Profit:	-	-	-
Operating Expenses:	$2,082	$9,030	$15,064
Interest Expense:		$68	$318
Net (Loss):	$(2,082)	$(9,098)	$(15,382)

The foregoing summary information is qualified by and should be read in conjunction with our financial statements and accompanying footnotes, appearing elsewhere in this registration statement.

RISK FACTORS

You should carefully consider the following factors in evaluation our business, operations and financial condition.  Additional risks and uncertainties not presently known to us that we currently deem immaterial or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations.  The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Business

We have a limited operating history, making it difficult to accurately forecast our revenues and appropriately plan our expenses.

We began operations in December 2008.  We incurred a net loss of ($2,082) for the fiscal year ended December 31, 2008.  We incurred net losses of ($9,098) for the 3 months ended March 31, 2009 and ($15,382) for the 6 months ended June 30, 2009.

Because we have a limited operating history, it is difficult to accurately forecast our revenues and expenses.  Additionally, our operations will be subject to risks inherent in the establishment of a developing new business, including, among other things, efficiently deploying our capital, developing our products and services, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our products and services.  Our ability to generate future revenues will be dependent on a number of factors, many of which are beyond our control, including the pricing of other products services, overall demand for our products and services, market competition and government regulation.  As with any investment in a company with no operating history, ownership of our securities may involve significant risks and is not recommended if an investor cannot reasonably accommodate the risk of a total loss of his or her investment.

If we do not receive additional funding to expand operations, the value of our common stock could be adversely affected.

As of June 30, 2009, we had cash reserves of approximately $22,552.  We estimate that such cash reserves are not sufficient to fund our daily operations.  To fund our daily operations we must raise additional capital.  No assurance can be given that we will receive additional funds required to fund our daily operations.  In addition, in the absence of the receipt of additional funding we may be required to scale back current operations.

The Secure Solution may not be sufficient to ensure our success in our intended market.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of the Secure Solution.  Should the Secure Solution be too narrowly focused or should the target market not be as responsive as we anticipate, we may not have alternate products or services that we can offer to ensure our continued operations.

Competition from providers of similar products and services could adversely affect our revenues and financial condition.

There can be no assurance that we will be able to compete effectively.  We believe that the main competitive factors in our industry include effective marketing and sales, brand recognition, the quality of our products and services, and ease of use of our products and services.  Competitive factors also include the features, functionality and cost of product and services.  We may have competitors that may be able to offer alternative products or services on more attractive terms or with better customer support.  Other companies may also enter our market with better products or services, greater financial and human resources and/or greater brand recognition.  Competitors may continue to improve or expand current products and services and introduce new products and services.  We may be perceived as relatively too small or untested in comparison to our competitors.  To be competitive, we will have to invest significant resources in business development, advertising and marketing.  We cannot provide any assurance that we will have sufficient resources to make these investments or we will be able to make the advances necessary to be competitive.  Increased competition may result in revenue reduction, reduced gross margin and loss of market share.  Failure to compete successfully will result in less revenue and have a material adverse effect on our business, operating results and financial condition.

We rely on technology and automated systems of the airlines to operate our business, and a failure of these technologies or systems, or failures by their operators, could harm our business.

We depend on technology and automated systems of the airlines in connection with our business, including computerized airline baggage and cargo tracking systems, telecommunication systems, maintenance and engineering systems, flight dispatching and crew management systems, flight scheduling systems and other technologies and systems.  Disruption in, changes to, or a breach of, these systems could result in the loss of important data, negatively affect our customer service, increase our expenses, delay or impede flight and related operations, or otherwise adversely impact our business.  We may be vulnerable to external interruption in technology infrastructure on which we depend, such as power, telecommunications or the internet, whether due to large-scale events, such as natural disasters, or directed actions, including terrorist attacks and system security attacks seeking to compromise or obtain financial data, infect systems with computer viruses to impair or disrupt functionality by denial of services.

If our computer systems fail, it could interrupt operations and could adversely impact us.

Our operations are dependent upon our ability to support our network infrastructure and avoid damage from fires, earthquakes, floods, hurricanes, power losses, war, terrorist attacks, telecommunications failures and similar natural or manmade events.  The occurrence of a natural disaster, intentional or unintentional human error or action, or other unanticipated problem could cause interruptions in the services that we provide.  Despite the anticipated implementation of security measures, our computer systems may be vulnerable to unauthorized access, computer viruses and other disruptive problems.    Unauthorized access could also potentially jeopardize the security of customers’ and our confidential information stored in our computer systems, which may result in liability to customers and also may deter potential customers from using our products and services.    Although we intend to implement industry-standard security measures, such measures could be circumvented in the future.  Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our customers.  Any damage or failure that causes interruptions in our operations could result in loss revenues from customers, loss of customers, monetary damage, or increased costs of operations, any or all of which could have a material adverse effect on our business, operating results and financial condition.

Our operations could be negatively impacted by terrorist events or war activity.

Our operations are sensitive to changes in the economy and airline industry that are caused by, or related to, past and future terrorist attacks.  Such changes include, but are not limited to, the impact of additional airline and security charges included in our costs and reduced customer demand for travel.  War or other military action by the United States or other countries could have a significant effect on passenger traffic, which could adversely affect our business, financial condition, operating results and cash flows.

Our Independent Auditors’ Report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, Chisholm, Bierwolf, Nilson & Merril, LLC, specify in their audit report, dated September 3, 2009, and included with this prospectus, that as we are a development stage company, have no established source of revenue, and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly highlights that we will, in all probability, continue to incur expenses without significant revenues into the foreseeable future until the Secure Solution gains significant popularity.  Our only source of funds to date has been the sale of our common stock and loans from our majority shareholder.  As we cannot provide any assurance that we will be able to generate enough interest in the Secure Solution or that we will be able to generate any significant revenues or income, the identification of new sources equity financing is significantly more difficult, and if we are successful in closing any new financing, existing investors will experience substantially more dilution.  The ability to obtain debt financing is also severely impacted and, probably, not feasible, as we do not have revenues or profits to pay interest or repay principal.

If we are unable to retain key personnel it will have an adverse effect on our business.  We do not maintain “key man” life insurance policies on our key personnel.

Our operations have been and will continue to be dependent on the efforts of Donald G. Bauer, our President and Chief Executive Officer and a member of our Board of Directors; Jack Kraus, our Treasurer and Secretary and a member of our Board of Directors; and James Westmacott, our Manager of Marketing and Business Development.  The development of our products and services, as well as the development of improvements to our products and services is dependent on retaining the services of qualified personnel who were involved in the development of our products and services.  The loss of key management, the inability to secure or retain such key personnel with unique knowledge of our products and services and the technology and programming employed as part of our products and services, or an inability to attract and retain sufficient numbers of other qualified personnel would adversely affect our business, products, and services and could have a material adverse effect on our business, operating results, and financial condition.

We do not have “key man” life insurance policies for Mr. Bauer, Mr. Kraus or Mr. Westmacott.  If we were to obtain “key man” insurance for Mr. Bauer, Mr. Kraus, or Mr. Westmacott, of which there can be no assurance, the amount of such policies may not be sufficient to pay losses experienced by us as a result of the loss of Mr. Bauer, Mr. Kraus, or Mr. Westmacott.

Certain of our management serves us on a part time basis and conflicts may occur.

Mr. Kraus and Mr. Westmacott devote a portion of their working time on our operations.  As they devote their time to other activities, it is inevitable that conflicts will result regarding their allocation of time and effort.  While they will each seek to give us sufficient time to allow us to operate on a basis that is beneficial to our shareholders, this goal may not be accomplished and our operating results may be negatively impacted by the unavailability of our key personnel.

Airline industry conditions constantly change, and negative economic conditions may materially and adversely affect our business and results of operations.

The airline industry is significantly affected by general economic conditions, and the global economic recession has resulted in a weaker demand for air travel in general.  During recent recessions, most airlines have reduced fares in an effort to increase traffic and overall revenues.  Economic and competitive conditions in the airline industry have contributed to a number of airline bankruptcies in recent years.  A worsening of current economic conditions, or an extended period of recession, whether nationally or regionally, would have a material adverse effect on our business, financial condition, operating results and cash flows.

We may make errors in processing information provided by our customers and, as a result, we may suffer losses.

We will receive information provided by our customers.  If customers provide full and accurate disclosure of all information necessary for the transport of their luggage, such information may be misinterpreted or incorrectly analyzed.  Mistakes by our systems or personnel may cause us to incur liability to our customers in connection with such mistakes.

Products and services that we offer may subject us to liability claims.

The products and services that we provide may not meet customer expectations.  Such problems would seriously harm our credibility, market acceptance of our products and services and the value of our brand.  In addition, such problems may result in liability for damages resulting from lost luggage or other valuables.  The occurrence of some of these types of problems may seriously harm our business, operating results and financial condition.

We may be exposed to potential risks relating to our internal control over financial reporting and our ability to have those controls remediated timely.

Pursuant to SEC rules implemented pursuant to Section 404 of the Sarbanes-Oxley Act, the independent registered public accounting firm auditing a public company’s financial statements must attest to and report on the operating effectiveness of that public company’s internal control over financial reporting.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 33-8934 on June 26, 2008, we will be required, beginning with our fiscal year ending December 31, 2009, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ending December 31, 2009.  Furthermore, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.  We have not yet completed any assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

In the event we identify control deficiencies that we cannot remediate in a timely manner, or if we are unable to receive an unqualified attestation report form our independent registered public accounting firm with respect to our internal control over financial reporting, investors and others may lose confidence in the reliability of our financial statements, and the trading price of our common stock and our ability to obtain any necessary financing could suffer.

Our officers have no experience in managing a public company.

Our officers have no previous experience in managing a public company, and we do not have any  employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.  During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our officers do not have employment agreements with us and could cease working for us at any time causing us to cease our operations.

Our officers do not have employment agreements with us.  In the absence of employment agreements with a restrictive covenant on the part of the employee, any of our officers could leave us at any time or commence working for a competitive company.  Furthermore, applicable law under which we operate may cast substantial doubt on the enforceability of any restrictive covenant that we may obtain from our officers in the future.  Accordingly, the continued services of our officers cannot be assured.  If any of our officers were to cease working for us, we may have to cease operations.

We intend to become a public company subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with preparation of reports.  These additional costs could reduce or eliminate our ability to operate profitability.

Following the effective date of this registration statement of which this prospectus is a part, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  These costs will, obviously, be expenses of our operations and, therefore, have a negative effect on our ability to pay our other costs and expenses and earn a profit.  We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Risks Related to our Common Stock

Currently, there is no public market for our Common Stock, and there can be no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it will probably be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our common stock.  We intend to retain a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTC Bulletin Board (“OTCBB”) maintained by FINRA, commencing upon the effectiveness of the registration statement of which this prospectus is a part.  There can be no assurance as to whether such market maker will file the application or if that application will be accepted by FINRA.  We are not permitted to file such application on our own behalf.  If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or the prices at which our common stock will trade.  If the application is accepted, we cannot predict the extent to which investor interest in us will result in the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, it is probable that our common stock will not be followed by any market analysts, and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades will probably fluctuate significantly.  Prices for our common stock will be determined in the market and may be influenced by many factors, including the depth and liquidity of the market for our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these RISK FACTORS, investor perception, and general economic and market conditions.  No assurance can be given that an orderly or liquid market will develop for our common stock.  Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock.  See “PLAN OF DISTRIBUTION.”

Our Certificate of Incorporation provides for indemnification of our officers and directors at our expense and limits their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Our Certificate of Incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter ahs been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.  The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

We anticipate our common stock being quoted on the OTCBB, which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations of our common stock.

Until our common stock qualifies for inclusion in the NASDAQ system, if ever, the trading of our common stock, if any, will be in the over-the-counter market, which is commonly referred to as the OTCBB, as maintained by FINRA.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock.

Any market that develops for our common stock will be subject to the penny stock restrictions, which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be penny stocks for the immediately foreseeable future.  This classification severely and adversely affects the market liquidity for our common stock.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker-dealer made the suitability determination, and

●	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure, also, has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures and encounter difficulties in their attempt to sell our common stock, which may affect the ability of the selling shareholders or other holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock.  These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded.  In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock.  Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, quite probably, have difficulty selling our common stock.

We intend to not pay dividends on our common stock.

We have not paid any dividends on our common stock, and we have no plans to pay dividends on our common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funds for the implementation of our business plan.  We   intend not to declare or pay any dividends in the foreseeable future.  Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which our Board of Directors determines can be allocated to dividends.  Investors that require liquidity should also not invest in our common stock.   There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 25,000,000 shares of common stock.  At present, there are 17,477,000 shares of our common stock issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders.  Consequently, our stockholders may experience more dilution in their ownership of our common stocks in the future.

As our officers and directors own a significant percentage of our issued and outstanding common stock, any future sales of their shares may result in a decrease in the price of our common stock and the value of our stockholders’ investments.  Our officers and directors, currently own 15,785,000 shares of the total of 17,477,000 issued and outstanding shares of our common stock.  Collectively, our officers and directors own 90.3% of our total outstanding shares of our common stock.

The possibility of future sales of significant amounts of shares held of our common stock by our officers and directors could decrease the market price of our common stock, if the market does not orderly adjust to the increase in shares of our common stock in the market.  In such event, the value of your investment in us will decrease.

If a market develops for our common stock, sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

All of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended.  As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under that Act and as required under applicable state securities laws.  Rule 144 provides in essence that an affiliate (i.e., an officer, director, or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock.  The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders, as the OTCBB (if and when our common stock is listed thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only on the OTCBB.

As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a prescribed period.  A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

Any trading market that may develop may be restricted because of state securities “Blue Sky”  laws which prohibit trading absent compliance with individual state laws.

These restrictions may make it difficult or impossible to sell our common stock in those states.  There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares.  These restrictions prohibit the secondary trading our common stock.  We currently do not intend and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be limited.

Dilution

We are not offering any shares of our common stock in this registration statement.  All shares of our common stock that are being registered are owned by the selling shareholders, who will offer such shares at a fixed price of $0.10 per share until our common stock are quoted on the Over-The-Counter Bulletin Board or another quotation service and thereafter at prevailing market prices, or privately negotiated prices.  Accordingly, we have not included information on dilution in this prospectus.

Other Risks

Because all of our officers and directors are located in Non-US. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgment and civil liabilities against our officers and directors.

All of our directors and officers are nationals and residents of countries other than the United States, and they all reside in Canada.  As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders.  We are registering  1,692,000  of our 17,477,000 currently outstanding shares of our common stock for resale to provide the holders thereof with tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING SHAREHOLDERS

All shares of our common stock offered under this prospectus are being offered by selling shareholders and may be sold from time to time for the account of the selling stockholders named in the following table.  The table also contains information regarding each selling stockholder’s beneficial ownership of shares of our common stock as of September 30, 2009.

We have issued 1,683,000 shares of our common stock to be sold pursuant to this prospectus to 37 non-US. persons in transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to that exemption specified by the provisions of Regulation S.  On July 15, 2009, we signed an Agency Fee Agreement with AMF Services Inc., as a finder in connection with the offer and sale of shares of our common stock to 8 investors residing in Germany.  AMF Services Inc. is a British Virgin Island corporation.  In connection with the sale of those shares, we paid AMF Services Inc. a finder’s fee equal to 40% of the funds we received from the purchase of those shares by those investors.  The total amount of that finder’s fee is $56,000, of which $40,000 has been paid.  AMF Services Inc. did not effect securities transactions (i) for the accounts of U.S. persons or (ii) in the United States.  A copy of that Agency Fee Agreement is included as an exhibit with the registration statement of which this prospectus is a part.

Additionally, we have issued 9,000 shares of our common stock to 9 non-affiliated purchasers in a transaction not involving a public offering of our securities and which is exempt pursuant to the provisions of Section 4(2) of that Act.

The selling shareholders may offer and sell, from time to time, any or all of our common stock held by them.  As the selling shareholders may offer all or only some portion of the 1,692,000 shares of our common stock to be registered, no estimate can be given as to the amount or percentage of those shares of our common stock that will be held by the selling shareholders upon termination of the offering.

SELLING SECURITYHOLDER AND RELATIONSHIP TO THE COMPANY OR ITS AFFILIATES, IF ANY	SHARES OWNED (NUMBER AND PERCENTAGE*) BEFORE OFFERING		SHARES OFFERED	SHARES OWNED (NUMBER AND PERCENTAGE) AFTER OFFERING

WOLFRAM GILLEN	200,000	1.1%	200,000	-	-
CEDRIC GUHL	200,000	1.1%	200,000	-	-
ACHIM LOHNER	200,000	1.1%	200,000	-	-
DIETER LUFT	200,000	1.1%	200,000	-	-
KARL SCHIPPLE	200,000	1.1%	200,000	-	-
ELISABETH JOHN	200,000	1.1%	200,000	-	-
REINHOLD HORN	100,000		100,000	-	-
CARSTEN KLINGBEIL	100,000		100,000	-	-
LAWRENCE HOWARD	60,000		60,000	-	-
GLEN BROWN	30,000		30,000	-	-
DELMAR LYSONS	30,000		30,000	-	-
JAMES WESTMACOTT (1)	25,000		25,000	-	-
STEPHEN LINDOP	25,000		25,000	-	-
LINDA DICK	20,000		20,000	-	-
MARVIN WAYNE DICK	20,000		20,000	-	-
PETER B MCARA	17,000		17,000	-	-
IB MURRAY ENTERPRISES INC	10,000		10,000	-	-
ZANE PALMER & CAROL PALMER	10,000		10,000	-	-
LESLIE AINSLIE	5,000		5,000	-	-
RON YAKIMISHYN	5,000		5,000	-	-
LINDA KADATZ	4,000		4,000	-	-
JONATHAN AINSLIE	2,000		2,000	-	-
SYLVIA AINSLIE	2,000		2,000	-	-
ANNE CAMBERLAND	2,000		2,000	-	-
CHRISTA CAMBERLAND	2,000		2,000	-	-
MARCEL CAMBERLAND	2,000		2,000	-	-
RICHARD CAMBERLAND	2,000		2,000	-	-
KRISTEN K GAARDER	1,000		1,000	-	-

PANYAPORN SRIPETCH	1,000	1,000	-	-
CHANEL MOINAT	1,000	1,000	-	-
DINA DELCASTILLO	1,000	1,000	-	-
RONALD SALEM	1,000	1,000	-	-
BRIAN FEINGOLD	1,000	1,000	-	-
AMANDA FLORES	1,000	1,000	-	-
AMARIT SRIPTECH	1,000	1,000	-	-
NARONG SRIPTECH	1,000	1,000	-	-
ADAM JAMES BAUER (2)	1,000	1,000	-	-
KRAIG RADTKE (3)	1,000	1,000	-	-
TARA RADTKE (4)	1,000	1,000	-	-
SHANTEL PRUNEAU	1,000	1,000	-	-
ROXANNE CAMBERLAND	1,000	1,000	-	-
RYAN ROBB	1,000	1,000	-	-
WILLIAM ZAYTSOFF	1,000	1,000	-	-
MAXINE ZAYTSOFF	1,000	1,000	-	-
MEAGAN KADATZ	1,000	1,000	-	-
CARLA HOWE	1,000	1,000	-	-
TOTAL	1,692,000	1,692,000
*Percentage is indicated only if greater than 1%

(1)  Our Manager of Marketing and Development

(2)  The son of Donald G. Bauer, our President and Chief Executive Officer, one of our directors, and our majority shareholder.

(3)  The son-in-law of Donald G. Bauer, our President and Chief Executive Officer, one of our directors, and our majority shareholder.

(4)  The daughter of Donald G. Bauer, our President and Chief Executive Officer, one of our directors, and our majority shareholder.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are considered as outstanding for computing the percentage of the person holding such options or warrants, but are not considered as outstanding for computing the percentage of any other person.  There are currently no shares of our common stock subject to options, warrants or preferred stock.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

The selling stockholders will sell at a fixed price of $0.10 per share until our common stock is quoted on the Over-The-Counter Bulletin Board or another quotation service and thereafter at prevailing market prices, or privately negotiated prices.

We may require the shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of our common stock being registered.  The shares of our common stock registered by this registration statement were issued at $0.10 per share in 2009.  Accordingly, in determining the offering price, we selected $0.10 per share, which was the highest and most recent price at which we have sold shares of our common stock.

Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us.  No valuation or appraisal has been prepared for the business and potential business expansion.  Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DIVIDEND POLICY

We have not paid any dividends on our common stock, and we have no plans for paying dividends on our common stock in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock.  We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth.  Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

PLAN OF DISTRIBUTION

We are registering shares of our common stock on behalf of the selling shareholders.  The selling shareholders will offer and sell the shares of our common stock to which this prospectus relates for their own accounts.  We will not receive any proceeds from the sale of those shares.  We will pay all fees and expenses in connection with the registration of those shares.  Fees and expenses of any attorneys or other advisors retained by the selling shareholders in connection with the registration will be paid by the selling shareholders.

The selling stockholders may offer their shares of our common stock at various times in one or more of the following transactions:

●	on any market that might develop;

●	in transactions other than market transactions;

●	by pledge to secure debts or other obligations;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

●	in a combination of any of the above.

The selling stockholders will sell the shares of our common stock registered by this registration statement at a fixed price of $0.10 per share until our common stock is quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  To comply with the securities laws of certain states, if applicable, those shares may be sold only through registered or licensed broker-dealers.

The selling stockholders may use broker-dealers to sell our common stock.  If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of such shares for whom they have acted as agents.  To date, no discussions have been held or agreements reached with any broker-dealers.

Our affiliates and/or promoters, if any, who are offering their shares of our common stock for sale and any broker-dealers who act in connection with the sale of the shares of our common stock hereunder will be deemed to be “underwriters” of this offering within the meaning of the Securities Act of 1933, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The selling shareholders and any purchasers of our common stock should be aware that any market that develops for our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock subject to this prospectus, other than commissions or discounts of underwriters, broker-dealers or agents.

The offering of our common stock contemplated by this prospectus will terminate on the earlier of the:

a)	date on which the shares of our common stock are eligible for resale without restriction pursuant to Rule 144 under the Securities Act of 1933, or

b)	date on which all shares of our common stock offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of this registration statement to sell all or a portion of their shares of our common stock to a broker-dealer as principal and that broker-dealer is acting as underwriter, we will file a post-effective amendment to this registration statement identifying that broker-dealer, providing the required information regarding the plan of distribution, revising disclosures in this registration statement, as required, and filing a copy of that agreement as an exhibit to this registration statement.

Until shares of our common stock qualify for inclusion in the NASDAQ system, if ever, the trading, if any, of our common stock will be in the over-the-counter markets which is commonly referred to as the OTCBB as maintained by FINRA.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be penny stocks for the immediate foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination, and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in, both, public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The above requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our common stock.

STATE SECURITIES-BLUE SKY LAWS

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock.  Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement.  In these states, if we obtain and maintain a Standard and Poor’s Corporate Manual or another, acceptable manual, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states.  These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming.  We cannot secure this listing therefore, appropriate qualification, until after our registration statement is declared effective.  When we secure this listing, secondary trading of our common stock can occur in these states without further action.

We currently do not intend to an may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of any such distribution.  In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders.  We will make copies of this prospectus available to the selling stockholders and inform them of the requirement regarding delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.  We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and, to the best of our knowledge, none is threatened or anticipated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, officers, promoters, and control persons are as follows:

Name	Age	Position
Donald G. Bauer	59	President, Chief Executive Officer, and Director
Jack Kraus	55	Treasurer, Secretary, Director
James Westmacott	66	Manager of Marketing and Business Development Manager.

Business Experience

Donald G. Bauer, our President, Chief Executive Officer, and one of our directors, is the founder of the Company and is responsible for the development of our business.  Additionally, Mr. Bauer has contributed his time, effort, and funds to the Company, to enable the Company to commence operations.  From September 1994, until April 2009, Mr. Bauer was the President, a director, and a shareholder of Secure Luggage Systems Inc, a Alberta corporation, which specialized in designing and manufacturing technology that would secure and protect assorted luggage with a strap and wrap process.

On April 28, 2009, Mr. Bauer resigned as the President and a director of Secure Luggage Systems Inc., an Alberta corporation.  Additionally, on April 28, 2009, Mr. Bauer transferred all of his shares of common stock of Secure Luggage Systems Inc. to a trust for the benefit of Secure Luggage Systems Inc.  Mr. Bauer does not retain, directly or indirectly, any interest, beneficial or otherwise, in that trust.  The trustee of that trust is J. Robert Neufeld, Attorney at Law, with offices in Edmonton, Alberta, Canada.  Mr. Neufeld is counsel to Secure Luggage Systems Inc. and does not and has not represented Mr. Bauer.  The trust shall terminate (i) on August 1, 2010, provided, however, Mr. Bauer provides notice to Mr. Neufeld indicating that the trust be terminated; (ii) on the death or incompetence of Mr. Bauer; or (iii) on the date that the assets of the trust has been depleted.  Additionally, the agreement pursuant to which that trust was established may be terminated by revocation by Mr. Bauer; provided, however, any revocation or amendment of that agreement requires the proper written approval of the Board of Directors of Secure Luggage Systems Inc. which approval shall be provided only upon a showing of necessity and appropriateness.  When the trust has terminated, Mr. Neufeld shall return those shares of stock of Secure Luggage Systems Inc. to Mr. Bauer.

Mr. Bauer has obtained trademarks and U.S. and Canadian patents regarding the strap and wrap process.  Mr. Bauer’s innovative experience has resulted in a strong product development targeting carriers and systems integrators worldwide.  Mr. Bauer has more than ten years of experience in the design and implementation of baggage security systems.

Mr. Bauer spent the majority of the first 25 years in business as owner operator of a number of companies in the domestic and international oil field service sector.  Mr. Bauer has been involved as a founding member of the Petroleum Service Association of Canada, and a founding member of the Alberta Manufacturer’s Association, now the Canadian Manufacturer’s Association.

At the age of 24, Mr. Bauer was a partner in a start-up oil field service company, Blowout Prevention Equipment Services Ltd. specializing in blowout preventers, high pressure values and control systems used by drilling and well service rigs.  Mr. Bauer merged that company with a newly created company, Blowout Products Inc., to manufacture and sell his own design of blowout preventer in 1980 and grew that company to sales orders of approximately $67 million, when it was sold to a U.S. based partner.   Mr. Bauer went on to start a service and repair company, Weltech Manufacturing & Services Inc., which specialized in custom manufacturing and machining of high pressure equipment and blowout prevention technology, growing sales to $1.5 million prior to selling the company in 1993.

Upon retirement from the oilfield service and manufacturing industry and based on his many foreign travel experiences, Mr. Bauer conceived the concept of securing and protecting luggage.  Mr. Bauer went on to start a business, Secure Luggage Systems Inc., an Alberta corporation, which specialized in designing and manufacturing technology that would secure and protect luggage with a strap and wrap process.   On April 28, 2009, Mr. Bauer resigned as the President and a director of Secure Luggage Systems Inc., an Alberta corporation.  Additionally, on April 28, 2009, Mr. Bauer transferred all of his shares of common stock of Secure Luggage Systems Inc. to a trust for the benefit of Secure Luggage Systems Inc.  Mr. Bauer does not retain, directly or indirectly, any interest, beneficial or otherwise, in that trust.  Actively involved in his community, Mr. Bauer has contributed as a director and executive of various organizations, including Nisku/Leduc Rotary Club, Leduc Tourism & Convention Authority, Leduc Agricultural Society, Leduc General Hospital Fundraising Committee and Alberta’s World Oil Park.

Jack Kraus, our treasurer, secretary, and one of our directors is a retired police officer with more than 34 years of service to the Royal Canadian Mounted Police.  During his career in law enforcement, Mr. Kraus served at an international airport, where he worked with Customs and Immigration officials for the United

States and Canada, the Royal Canadian Mounted Police, and INTERPOL relating to criminal activity and the movement of international persons of interest.  In this capacity, Mr. Kraus became aware of the relative ease which ramp personnel can access, steal, and smuggle passenger luggage.

Mr. Kraus has served with the United Nations Peace Corp. in Kosovo during 2002 and 2003.  During this time, Mr. Kraus recognized a need to assist orphaned children and one-parent families that resulted from decades of war in Kosovo.  In that regard, Mr. Kraus founded a charity to distribute aid packages throughout the worst areas of Kosovo.  Mr. Kraus continues to be involved in his community and is a founding member of an addiction intervention program, that recently received a claim for its success from police agencies throughout North America.

James Westmacott, our Manager of Marketing and Business Development, has a career that includes senior management positions within the air travel industry include, Cathay Pacific, British Airways and Bahrain Airport Services.  Various management positions have provided Mr. Westmacott extensive global experience, as his responsibilities included management at a variety of world-wide locations including North American, Middle and Far East, Africa and the U.K.  Mr. Westmacott is well versed in all aspects of the air travel industry from operations and customer service to being responsible for liaison with governments and industry groups, Customs, Immigration, FAA, air and port authorities and numerous other agencies and industry groups.  Mr. Westmacott is very active in his community, serving as a director or executive where he contributes to many organizations.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The information in the following table sets forth the beneficial ownership of our shares of common stock as of the date of this prospectus, by (i) the highest paid person who is our officers and directors (or in the alternative, each officer and director); (ii)all officers and directors as a group; (iii) each shareholder who beneficially owns more than 5% of any class of our securities, including those shares subject to outstanding options.  A person deemed to be a beneficial owner of any securities that such a person has a right to acquire within 60 days.

Name and address of owner	Number of Shares Owned before the offering	Number of Shares Owned after the offering	Percent of Class After Offering

Donald G. Bauer 12 Country Club Place Beaumont, Alberta Canada T4X1P8 President, Chief Executive Officer, and a director	15,685,000	15,685,000	89.7%

Jack Kraus 4111-42B Avenue Leduc, Alberta Canada T9E4S9 Treasurer, Secretary, and a director	100,000	100,000	0.6%

All officers and Directors as a group (two persons)	15,785,000	15,785,000	90.3%

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated on December 4, 2008, as a Delaware corporation.

Common Stock

We are authorized to issue 25,000,000 shares of common stock, $.001 par value.  There are 17,477,000 shares of our common stock issued and outstanding at September 30, 2009, which shares are held by 48 shareholders.  The holders of our common stock:

●	Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by our Board of directors;

●	are entitled to share ratably in all of the assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights, or redemption; and

●	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also “PLAN OF DISTRIBUTION” and “RISK FACTORS” regarding negative implications of being classified as a “penny stock.”

Authorized but unissued Common Stock

Delaware law does not require stockholder approval for any issuance of authorized shares of our common stock.  However, the rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, and we have no present plans for any such listing, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of the Company, the acquisition of the stock or assets of another business, or the sale or issuance of common stock below the book or market value price of such stock.  These additional shares of common stock may be used for a variety of purposes, including future offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board of Directors to issue shares of our common stock to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Board of Directors by merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating takeovers.  This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of that corporation’s assets, with any interested stockholder.  An interested stockholder is, generally, defined as a person who, alone or with its affiliates and associates, owns, or within three years before the time of determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting securities.  This prohibition does not apply if the transaction is approved by the Board of Directors before the time the interested stockholder attained that status; upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the beginning of the transaction; or at or after the time the stockholder became an interested stockholder, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may elect not to be subject to of the provisions of that Section 203 with a provision in its Certificate of Incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares.  However, we have not elected not to be subject to the provisions of that Section 203.  The provisions of that Section 203 could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders.  Other provisions might delay or make more difficult acquisitions of our common stock or changes in our control or might have the effect of preventing changes in our management or make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters’ Rights

Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares of our common stock (see Delaware Revised Statutes (“DRS”) Section 92A.380-390).  This right is subject to exceptions, summarized below, and applies in the event of mergers or plans of exchange.  This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the Certificate of Incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

●	listed on a national securities exchange,

●	included in the national market system maintained by FINRA, or

●	held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the Certificate of Incorporation (our Certificate of Incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner’s interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity within any of the three categories described above in this paragraph.

Inspection Rights

Delaware law, also, specifies that shareholders have the right to inspect a corporation’s records.  This right extends to any person who has been a shareholder of record for at least six months immediately preceding such person’s demand.  It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares of common stock.  Shareholders having this right are to be granted inspection rights upon five days’ written notice.  The records subject to this right include official copies of  the Certificate of Incorporation, and all amendments thereto; bylaws and all amendments thereto; and a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting forth the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The transfer agent for our common stock is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.  Its telephone number is 702.361.3033.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis contains statements that are forward-looking.  These statements are based on current expectations and assumptions that are subject to risks and uncertainties.  Actual results could differ materially because of factors discussed in “Factors That May Affect Future Results and Financial Condition.”

OVERVIEW

Revenue Recognition

We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  We record revenue, when persuasive evidence of an arrangement exists, the service is rendered, the sales price to the customer is fixed or determinable and collectability is reasonably assured.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, THREE MONTHS ENDED MARCH 31, 2009, AND THE SIX MONTHS ENDED JUNE 30, 2009.

The following table sets forth for the periods indicated certain statement of operations data.

	For the Fiscal Year Ended December 31, 2008	For the Three Months Ended March 31, 2009 (Unaudited)	For the Six Months Ended June 30, 2009 (Unaudited)
NET REVENUES	-	-	-
COST OF SERVICES	-	-	-
GROSS PROFIT	-	-	-
OPERATING EXPENSES	$2,082	$9,030	$15,064
INTEREST EXPENSE		$68	$318
NET (LOSS)	$(2,082)	$(9,098)	$(15,832)

Segment information

We report information about operating segments, as well as disclosures about our services, geographic areas and major customers.  Operating segments are defined as revenue-producing components, which are generally used internally for evaluating segment performance.  We have concluded that we have only one reportable segment.

CONTINUING OPERATIONS

Net Revenues

A summary of revenue generated for the fiscal year ending December 31, 2008, the three months ending March 31, 2009, and the six months ended June 30, 2009 is as follows:

	Fiscal Year Ended December 31, 2008	Three Months Ended March 31, 2009 (Unaudited)	Six Months Ended June 30, 2009 (Unaudited)

NET REVENUE	-	-	-

We had no revenue for the fiscal year ended December 31, 2008.

We had no revenue for the three months ended March 31, 2009.

We had no revenue for the six months ended June 30, 2009.

Cost of Services

	Fiscal Year Ended December 31, 2008	Three Months Ended March 31, 2009	Six Months Ended June 30, 2009 (Unaudited)
Cost of Services	-	-	-
% of Revenue	-	-	-

We had no cost of services for the fiscal year ended December 31, 2008.

We had no cost of services for the three months ended March 31, 2009.

We had no cost of services for the six months ended June 30, 2009.

Gross Profit

	Fiscal Year Ended December 31, 2008	Three Months Ended March 31, 2009 (Unaudited)	Six Months Ended June 30, 2009 (Unaudited)
Gross Profit	-	-	-
% of Revenue	-	-	-

We had no gross profit for the fiscal year ended December 31, 2008.

We had no gross profit for the three months ended March 31, 2009.

We had no gross profit for the six months ended June 30, 2009.

Operating Expenses

	Fiscal Year Ended December 31, 2008	Three Months Ended March 31, 2009 (Unaudited)	Six Months Ended June 30, 2009 (Unaudited)
Operating Expenses	$2,082	$9,030	$15,064
% of Revenue	-	-	-

Operating expenses increased from the period ended December 31, 2008 to the period ended March 31, 2009 due to increased professional fees and general and administrative expenses.

Operating expenses increased from the three months ended March 31, to the period ended June 30, 2009 due to increased professional fees and general and administrative expenses.

Liquidity and Capital Resources

Since our inception, we have financed our operations by a loan and contributions to our capital.  We have raised $7,185.00 from our officers and directors, from the sale of our common stock.  In March 2009, we received a loan in the amount of $10,000 from Secure Luggage Systems Inc.,  an Alberta corporation, which we used for working capital.  As of June 30, 2009, and December 31, 2008, accrued interest on that loan totaled $318 and $0, respectively.  The loan accrued interest at 10% per annum and was repaid by us on August 6, 2009, including accrued interest.

On the date of that loan, Donald G. Bauer, our President and Chief Executive Officer, and a member of our Board of Directors and our majority shareholder was the President, a member of the Board of Directors and a shareholder of Secure Luggage Systems Inc.  On April 28, 2009, Mr. Bauer resigned as the President and a director of Secure Luggage Systems Inc., an Alberta corporation.  Additionally, on April 28, 2009, Mr. Bauer transferred all of his shares of common stock of Secure Luggage Systems Inc. to a trust for the benefit of Secure Luggage Systems Inc.

Also, we have received funds in an amount of $26,700 by the sales of our common stock to 37 non-affiliated investors.  We have paid $17,464 through June 30, 2009, for our incorporation and operating expenses.

As of June 30, 2009, we had cash equal to approximately $22,552.  We anticipate we will spend approximately $60,000 for expenses associated with this registration statement.  Our budgeted expenditures through December 31, 2009, are $654,108.  Therefore, presently, we have a budgeted shortfall of approximately $631,556.

As of June 30, 2009, we had approximately $22,552 in cash.  We believe that cash on hand may not be adequate to satisfy our ongoing working capital needs.  During  our fiscal year 2009, our primary objectives in managing liquidity and cash flows will be to ensure financial flexibility to keep the Company operating and support growth.

There is no contractual obligation to fund our operations and there is no assurance can be given that future funding will be available by loans or the sale of our common stock.

Satisfying our cash requirements depends on how quickly we can generate revenue and how much revenue can be generated.  Although there can be no assurance at present, we plan to generate revenues by our first fiscal quarter of 2010, which should coincide with the depletion of our existing cash for our budgeted expenditures. We anticipate that we incur costs of approximately $1,580,000 and should generate, at least, $1,411,00 in net revenues from September 2009 to December 2010, in order to fund all expenditures under our 2009 and 2010 budgets.  We can provide no assurance that we are correct regarding our capital anticipations.  Net revenues are defined as gross sales revenues less the direct costs to purchase and distribute our products to our customers.

If we fail to generate sufficient revenues, we will need to raise additional capital to continue our operations thereafter.  We cannot guarantee that additional funding will be available on favorable terms, if at all.  If we cannot secure additional financing, our directors have committed to fund the deficit by shareholder loans without interest.  Also, in that event we may sell additional shares of our common stock.  Any deficit will adversely affect our ability to expand or even continue our operations.

Net Cash Provided by (Used in) Operating Activities.  Net cash provided by operating activities amounted to $0 for the fiscal year ended December 31, 2008.

Net cash provided by operating activities amounted to $10,642 for the three months ended March 31, 2009.

Net cash provided by operating activities amounted to $14,322 for the six months ended June 30, 2009.

Net Cash Used by Investing Activities.

None.

Net cash used in financing activities was $0 for the fiscal year ended December 31, 2008.

Net cash used by financing activities amounted to $17,185 for the three months ended March 31, 2009.

Net cash used by financing activities amounted to $36,885 for the six months ended June 30, 2009.

During the next twelve months our existing capital may not be sufficient to sustain our operations.  We plan to seek additional capital to fund operations, growth and expansion by additional equity, debt financing, or credit facilities.  No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity.  In either case, the financing could have a negative impact on our financial condition and our shareholders.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

INFLATION

Inflation can be expected to have an impact on our operating costs.  A prolonged period of inflation could cause interest rates, wages and other costs to increase, which would adversely affect our results of operations unless event planning rates could be increased correspondingly.  However, the effect of inflation has been minimal over the past two years.

FACTORS THAT MAY AFFECT FUTURE RESULTS AND FINANCIAL CONDITION

Our future operating results and financial condition are dependent on our ability to successfully provide our luggage transportation products and services.  Inherent in this process are a number of factors that we must successfully manage in order to achieve favorable future operating results and financial condition.  Potential risks and uncertainties that could affect future operating results and financial condition include, without limitation, those factors specified below.

OUR BUSINESS

We plan to develop, manufacture, and/or acquire suitable technologies necessary for us to offer the “Secure Solution” to the air travel industry, including an automated process capable of quickly processing assorted items of checked baggage and cargo.

The Secure Solution is based on technologies that are capable of operating individually or, when combined with other baggage systems, will provide secure transport, reduced costs and added value when applied to major baggage markets.  We will launch the Secure Solution by offering the air travel industry processes which apply a tamper proof and protective covering to baggage.  The Secure Solution will include processes from manually operated bag wrap services that are offered directly to passengers up to automated systems aimed at increasing the efficiencies of baggage check-in.  The airlines will benefit from increased performance and ease of operation from the value added technologies designed into the Secure Solution.

Door-to-door baggage handling and remote baggage check-in provided by the Secure Solution should improve the passenger experience and provide a new revenue opportunity for those offering the service, while reducing check-in time and pressures on airport security.  Secure Solutions is a baggage security and protection is a process by which individual pieces of baggage are encased in a clear durable film, making unauthorized entry and accidental opening of the baggage difficult and tamper evident while protecting the bag from the rigors of transport and handling.

The Secure Solution will be further enhanced by products that offer travelers the ability to use various technologies, such as self-service baggage tracing.

The Secure Solution may include all of the following processes, in addition to other products and technologies that we may determine to be appropriate.

●
A manual process of applying poly straps around the baggage or other check-in items.  Often used at foreign airports by government or airport agents after the bags are inspected.  This process is intended to prevent the traveler from adding items to the bag as the baggage inspection occurs prior to the passenger check-in or screening.

●
Manually operated machines that rotate conventional shapes and sizes of luggage and boxes and apply a stretch film around the bag.  Inexpensive equipment commonly seen at airports where independent contractors offer the service to passengers.  Production rates for these machines are approximately 30 to 60 bags per hour.

●
Automated equipment that transports different types, shapes and sizes of baggage by conveyor through a shrink process or a combination strap and shrink process.  These types of processes have the advantage of being able to operate in high volume, self-serve settings.  Production rates vary by manufacturer, averaging 6-8 bags per minute, which allows processing of approximately 360 to 480 bags per hour under continuous feed settings.

We intend to operate our business with marketing that targets industry stakeholders, including airport authorities, airlines, cruise ports, and government agencies, in addition to the general public, who will access and purchase the Secure Solution from our  agents.

We anticipate industry stakeholders will contract with us, through our agents, for the Secure Solution to reduce costs, maintain the integrity of security inspections, and generate revenue.  Passengers should purchase the Secure Solution for the “peace of mind” associated with protecting and securing their baggage.

Our agents will contract the Secure Solution for either a flat fee for each bag processed or a percentage of the fee that is collected from the passenger.  This should allow our revenue to increase with the industry, while maintaining ongoing relationships with customers.  Additional revenue can be generated from third party advertising on the packaging materials of the Secure Solutions.

Protection and Security Benefits of the Secure Solution

Security Benefits

●	100% tamper evident.
●	Maintains the integrity of inspections.
●	Reduces the need for inspections on connecting baggage.
●	Provides durable foundation to apply security seals and labels.
●	Prevents criminals from using bags to smuggle contraband.
●	Enhance prosecution of passengers smuggling contraband.
●	Bag is secure during the handling process until returned to the passenger.

Airline Benefits

●	Reduce costs associated with baggage claims and damage.
●	Eliminate allegations of employee pilfering.
●	Eliminate fraudulent passenger claims.
●	Durable foundation to apply bag tracking tags.
●	Reduce tampering of unattended bags or delayed baggage.
●	Enhances containment of loose parts on "problem" and "cargo type" check-in.
●	Contains leaking liquids from damaged check-in.
●	Increases corporate exposure through advertising on processed baggage.
●	Provides value added service through enhanced "peace of mind" travel for airline passengers.

Passengers’ Benefits

●	Eliminate concern that their bag was used for smuggling during customs/immigration checks at foreign destinations.
●	Eliminate concern that bag was tampered with and belongings removed.
●	Reduced excess wear and damage, lost, or pulled off straps.
●	Prevent damage to contents from exposure to severe weather and liquids
●	Prevents baggage from popping open if latches or locks fail.
●	Provides "peace of mind".

Technologies suitable for the Secure Solution have being researched and target markets and audiences for the product have been identified.  The specific manufacturers, suppliers and agreements or licenses, under which the various technologies are provided to us, need to be identified in more detail.  This will be done in the first phase of the product development and commercial launch.

Intellectual Properties

We, currently, do not own any intellectual properties, patents, trademarks or any exclusive rights to technologies at this time.  We have been actively researching companies and technologies consistent with Secure Solutions, with the intention of acquiring licenses, intellectual properties or other exclusive rights to offer the technologies.  We believe that we will be able to acquire the technology required to establish the brand recognition we need.

Capital Requirements

We expect to generate substantial cash from our operations, with revenues generated by receiving a percentage of the fees collected from agents offering the Secure Solution protection.  We expect income from the product sales, as well as ancillary services, within the first twelve months of operations to increase slowly as our brand gains recognition.  However, to launch our business at high use locations, including airport departure terminals and other locations, it will take as much as an estimated $200,000 per location, as we retain ownership of the machines operated by the service provider, agent, or airline.  These funds will be spent on acquisition of technology and equipment, product inventories, prepaid operating costs and sales and marketing expenses at each location.  Accordingly, as a business in an early stage of development, our ability to proceed with our plan of operation will continually be  dependant on our ability to raise sufficient capital to continue our operations, for, at least, the next 12 months and, possibly, the next 36 months, depending on market conditions, as we have continuously incurred losses and expenses since our inception.

Franchise Restrictions

We have not entered into any franchise agreements or other contracts that have given, or could result in, obligations or concessions.

Asset Protection

We plan to acquire or manufacture our products in the foreseeable future, and we will need to copyright or provide other protection for our certain of our processes and products.  We do not currently hold any intellectual property, but we anticipate we may, in the foreseeable future.  We have been actively researching companies that have developed technologies consistent with the concept of the Secure Solution, with the intention of acquiring licenses, intellectual properties, or other exclusive rights we think may be appropriate for our products and services.

State Regulations

We will register with each state or airport, as required by law at which we intend to offer the Secure Solution.  Those requirements will vary from location to location and may include the necessity to qualify as follows:

●	Physical location
●	Specific facilities and equipment for business
●	Signage that is visible from street
●	Hours of operations posted on front entrance
●	Bond/Insurance per location
●	Proof of ownership of locations or extended leases for locations.
●	Full executed, notarized application for each location

Federal Regulations

There are federal regulations that require inspection of all checked bags.  We are not aware of any additional or proposed regulations that would interfere with the conduct of our business.

Internet Regulations

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, regarding issues such as user privacy, pricing, and characteristics and quality of products and services.  Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business using the Internet, including us.  The adoption of any such laws or regulations may decrease the growth of commerce on the Internet, increase our cost of doing business, or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted our use or expansion of the Internet; however, the legal and regulatory environment that pertains to the Internet is uncertain and may change.  New laws may relate to issues that include:

●	Sales and other taxes;
●	User privacy;
●	Characteristics and quality of products and services;
●	Consumer protection;
●	Libel and defamation;
●	Copyright, trademark, and patent infringement; and
●	Other claims based on the nature and content of Internet materials.

These new laws may impact our ability to market our products and services in accordance with our business plan.

Compliance With Environmental Laws

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that relate specifically to our business.

Certain Relationships and Related Transactions

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of the Company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

During our fiscal year ending December 31, 2008, Donald G. Bauer, our President and Chief Executive Officer, and a member of our Board of Directors and our majority shareholder advanced us $665 for operations, which does not accrue interest and there are no specific terms of repayment regarding that amount.  During that six month period ending June 30, 2009, Mr. Bauer advanced us $700 for operations, which amount does not accrue interest and there are no specific terms of repayment regarding that amount.

In March 2009, we borrowed $10,000 from Secure Luggage Systems, Inc., an Alberta corporation, pursuant to the provisions of a convertible promissory note.  The loan accrued interest at 10% per annum and is due and payable on demand.  As of June 30, 2009, accrued interest on that loan totaled $318.00.  On August 6, 2009, we repaid that loan, including the accrued interest.

On the date of that loan, Donald G. Bauer, our President and Chief Executive Officer, and a member of our Board of Directors and our majority shareholder was the President, a member of the Board of Directors and a shareholder of Secure Luggage Systems Inc..  On April 28, 2009, Mr. Bauer resigned as the President and a director of Secure Luggage Systems Inc., an Alberta corporation.  Additionally, on April 28, 2009, Mr. Bauer transferred all of his shares of common stock of Secure Luggage Systems Inc. to a trust for the benefit of Secure Luggage Systems Inc.

On December 4, 2008, we issued to Donald G. Bauer, our President, Chief Executive Officer, and a member of our Board of Directors, 1,000,000 shares of our common stock in exchange for his services to us, and those shares were valued at $.001 per share for a total of $1,000.

On January 15, 2009, we issued to Mr. Bauer 7,500,000 shares of our common stock in exchange for Mr. Bauer’s services to us, and those shares were valued at $.001 per share for a total of $7,500.

On February 27, 2009, we issued 7,185,000 shares of our common stock to Mr. Bauer in exchange for the payment by Mr. Bauer of the per share purchase price of $.001, for a total of $7,185, which was added to our capital.

On or about June 30, 2009, we issued to Jack Kraus, our Treasurer and Secretary and a member of our Board of Directors, 100,000 shares of our common stock in exchange for his services to us, and those shares were valued at $.001 per share for a total of $100.

On July 1, 2009, we entered into a Consulting Services Agreement with James Westmacott, our Manager of Marketing and Development, doing business as Air Consult Associates.  The term of that agreement is one year and may be renewed for successive periods of one year each; provided, however, that agreement may be terminated by either party upon 30 days prior with notice.  Pursuant to the provisions of that agreement, Mr. Westmacott is responsible for our business development and marketing of our baggage and cargo security and protection systems and other products that may be come available to us from time to time, in a manner that is consistent with our business and as directed by us.  On July 1, 2009, we issued to Mr. Westmacott 25,000 shares of our common stock, which shares shall be adjusted pro-rata with all other shareholders, for any changes in our capital structure.  A copy of that agreement is included in this registration statement as an exhibit.

Pursuant to the provisions of that agreement, from July 1, 2009, through and including the end of the month in which we receive a trading symbol for the Over-the-Counter Bulletin Board, we shall pay Mr. Westmacott per diem of $100 for services rendered; provided, however, such per diem shall not exceed $1,500 per calendar month.  Additionally, that per diem is payable in advance.

Pursuant to that agreement, from the first day of the month following our receipt of a trading symbol for the Over-the-Counter Bulletin Board, that per diem shall be increased to a minimum of $250 for services rendered; provided, however, the amount of that per diem may not exceed $5,000 per calendar month.

Additionally, pursuant to the provisions of that agreement, from the first day of the month upon which we receive our first order for our baggage security and protection system, the amount of that per diem shall be increased to a minimum of $375 for services rendered; provided, however, such amount shall not exceed $8,250 per calendar month.

Additionally, pursuant to the provisions of that agreement, at such time as trading in our common stock has commenced on the Over-the-Counter Bulletin Board, we shall issue to Mr. Westmacott 4,000 shares of our common stock each month.  Those shares shall accrue for the benefit of Mr. Westmacott and be issued on a quarterly basis.

On August 24, 2009, we entered into a Consulting Services Agreement with Warren Turner, doing business as TurnerKey Consulting, pursuant to the provisions of which Mr. Turner will undertake research of software, programs, hardware, control systems, and similar technologies that he considers relevant to our business development and manufacturing and marketing of our baggage and cargo security and protection systems and other products as they become available to us from time to time in a manner that is consistent with our business and as directed by us.

Pursuant to the provisions of that agreement, we have agreed to pay Mr. Turner for that period beginning August 24, 2009 and continuing until August 31, 2009, per diem in the amount of $300; provided, however, that per diem will not succeed $750.  Additionally, pursuant to the provisions of that agreement, from September 1, 2009, and continuing thereafter during the term of that agreement, the amount of that per diem shall not exceed $1,500 per calendar month.

The term of that agreement is one year; provided, however, that term may be terminated by either party upon 30 days prior notice.  A copy of that agreement is included in this registration statement as an exhibit.

On July 15, 2009, we signed an Agency Fee Agreement with AMF Services Inc., as a finder in connection with the offer and sale of shares of our common stock to 8 investors residing in Germany.  AMF Services Inc. is a British Virgin Island corporation.  In connection with the sale of those shares, we paid AMF Services Inc. a finder’s fee equal to 40% of the funds we received from the purchase of those shares by those investors.  The total amount of that finder’s fee is $56,000, of which $40,000 has been paid.  AMF Services Inc. did not effect securities transactions (i) for the accounts of U.S. persons or (ii) in the United States.  A copy of that Agency Fee Agreement is included as an exhibit in this registration statement.

We are not, directly or indirectly, affiliated with AMF Services Inc.  AMF Services Inc. is not a registered broke-dealer.  We paid that finders fee in connection with the services of AMF Services Inc. in connection with those purchasers of our common stock which resided in Germany.  Accordingly, AMF Services Inc. provided no broker-dealer services for us in the United States or in connection with our offer and sale of shares of our common stock to U.S. persons.

We anticipate that AMF Services Inc. will provide similar services to us in the future.  In no event, however, will AMF Services Inc. provide finders fees services for offers and sales of our common stock in the United States or to U.S. persons.

Shareholders

As of the filing of this registration statement, we have 48 shareholders of record.  We are registering 1,692,000 shares of our common stock held by 46 non-affiliated investors under the Securities Act of 1933 for sale by the selling shareholders named in this prospectus.  Additionally, our officers and directors hold 15,785,000 shares of our common stock, which are not registered for sale by this registration statement.

INDUSTRY ANALYSIS

Industry Overview

The air travel industry meets the endless challenge of moving millions of pieces of check-in baggage and cargo every day. The industry is acknowledged for the many measures it takes to protect passengers and their baggage from becoming victims of criminal or harmful intent.

However, mishaps do occur and baggage is lost, damaged or pilfered for valuables.  Of concern, are incidents where checked baggage is used by airline personnel to smuggle contraband including drugs, money and weapons from airport to airport.   Unsuspecting passengers may be arrested and imprisoned in situations where the smugglers fail to retrieve the contraband prior to the bag being returned to its rightful owner.

The security of checked baggage and cargo continues to be recognized by the industry as a weak link in the air travel system.  The ease of breaching the security of locked bags is quickly accomplished and continues to be a problem in the industry.

Baggage volumes, combined with enhanced security regulations and an industry in need of increasing efficiencies, while reducing costs, are creating not only new problems, but, also, the business opportunity for the Company.

Global air travel industry is the largest industry in the world

Travel and tourism is the largest industry in the world.  The industry accounts for more than 5.8 trillion dollars in gross output or 9.9% of the world Gross Domestic Product and should continue to grow at a rate of 4% per annum during the next ten years.  It employs some 9.2% of the global labor force and  accounts for a significant percentage of the Gross Domestic Product of most industrialized countries of the world.

Airports Council International (“ACI”) reports that for the year 2008, approximately 4.8 billion passengers enplaned, deplaned or connected through, 1,200 ACI member airports.  Of this total, 2.4 billion were enplaned passengers checking in with the industry average 1.2 bags per traveler for a total of approximately 2.9 billion bags.

MARKET

We believe that the Secure Solution is a simple, effective product which will significantly reduce fears related to the baggage protection and security on the trip.  We believe that the Secure Solution is easily accessible, inexpensive, and reliable.  The Secure Solution has been designed to assist the airlines, airports, security and reduce costs, as well as assist the consumer.  The Secure Solution will improve the effectiveness of bag handling systems and increase efficiencies of passenger check-in.

The traveler experiences “peace of mind” travel by of securing and protecting their check-in baggage with the Secure Solution.

The total potential market for such products as the Secure Solution is significant.  It consists arguably of all passengers departing from any airport.  It consists of all cargo and most businesses transporting low volume, high value goods by air.  Millions of daily departures worldwide could include one or more of the products or processes offered by the Secure Solution.

Security and Bag Screening

Terrorist threats, thieves and smugglers continue to dictate the need for new security processes to ensure the safety of the air travel industry.  Creating a safe travel environment within this high volume and complex industry involves multiple layers of security.

Governments, airport authorities, and air carriers have adopted extensive security measures to prevent harmful acts.  Airports have installed a wide variety of screening, inspection and control systems, with an emphasis on equipment that will detect illegal and harmful devices in baggage and on passengers.

The air travel industry is significantly more secure than at any time in history, by utilizing these state of the art technologies.

While security checks of passengers and their carry-on baggage have largely been successful, there are still significant risks associated with check-in baggage and cargo from the time it passes through check-in until it is collected at final destination.

Security measures create a controlled environment at departure gate areas to “maintain the integrity” of the inspection performed on passengers and their carry-on.   However, there remains ample opportunity to tamper with check-in baggage after the bag inspection.

Video surveillance and other security measures have generally proven to be inadequate at “maintaining the integrity” of the bag inspection.  Baggage security continues to be a concern within the industry as handling check-in items is an intensely manual operation.  According to the Wall Street Journal (8/12/2008), airlines suggest that on average, each bag gets handled by approximately 10 workers during its journey.

The failure to maintain the integrity of the initial bag inspection combined with the ease of tampering, the multiple handlings and sheer volume of check-in items leaves the security of baggage vulnerable.  Check-in baggage remains exposed to parties’ that may be intent on planting explosives, smuggling contraband or performing acts of theft.

A secure baggage handling system would ensure that 100% of checked bags are screened and that once screened, they are secure from tampering for the rest of their time in the baggage handling and transport system. This act alone would respond significantly to the need for enhanced baggage and cargo security.

Human Factor a Security Issue

A significant security concern within any industry including the air travel industry is based on the human factor.  Security experts agree that after 9/11, governments around the world opted for quick fixes such as bigger and better screening devices, while neglecting the human factor.

The human factor dictates that security measures including background checks will not necessarily rule out the possibility of an individual harboring future intent.  Similarly an individual without any harmful or criminal intent may be induced by bribery or act out of fear because of threats aimed at themselves or family members.

The number of workers from couriers, caterers, airplane cleaning staff, baggage handlers, and others, that have access to secure or “sterile” airside areas of the world’s major airports is staggering.  The human factor is a significant security concern within the air travel industry.

Baggage Security - The Weak Link

In a shrinking world, air travel security is only as safe as the weakest link in the chain.  The security of checked baggage and cargo is recognized by the industry as one of the weakest links.

These gaps in baggage security must be addressed as increased security measures in America are needed to undermine any security weakness in other airports around the world.  We believe that there are significant weaknesses that can lead to a major attack against that system.

Bag tampering is relatively quick and simply performed even on bags locked with TSA recommended locks.  The tricks are well known by many airside workers throughout the world’s airports.  Baggage tampering and other handling issues have a very high profile in the public eye.  When something goes wrong the impact can be enormous, in terms of wrongly imprisoned travelers or pictures of mounds of baggage sitting on the tarmac. Baggage issues are well documented and a decades old issue that continues to be a industry problem today.

Pilfered baggage generally results in the passenger filing a claim, which adds to the airlines mishandled bag numbers and claims costs.  However, mishandled bag costs do not take into account the number of bags used to smuggle contraband from airport to airport.  As passengers are generally unaware that their luggage was used for this criminal activity no report is made.

Smuggling is a problem for all industry stakeholders that police and secure the air travel industry.  We believe that it is wrong to distinguish between non-terrorist crime and terrorism, because a weakness in one security area shows a weakness in another.

Baggage Costs

The baggage handling process is an intensely manual operation requiring lots of workers.  The baggage process represents a significant cost to every airline in terms of personnel, flight delays and claims for mishandled bags.  The financial magnitude of just the baggage claims is immense.  Airlines spend hundreds of millions of dollars each year locating, returning or paying out claims, not to mention the cost of customer satisfaction.

Baggage is a top priority for air travelers with more than 60% of passengers associating a pleasant trip with having their check-in baggage arrive promptly and safely.

Mishandled baggage is the industry term for delayed, damaged and/or pilfered baggage.  Globally, 32.8 million bags were mishandled in 2008, which represents a significant reduction from the previous year (2007) of 42 million mishandled bags.  A drop in mishandled baggage numbers can be attributed to many different causes, including:

●	Fewer bags check-in per passenger
●	Improved baggage processing and management
●	Increases in number of staff handling baggage
●	Improved tracking and tracing technology
●	Increased time available (for connecting flights)
●	Fewer passengers traveling

Performance has improved over the past year, and most mishandled bags were returned to their rightful owners.   However, the cost of mishandled baggage to the global industry at an average of $90 per bag totals $2.96 billion.

Reducing the number of checked-in bags often translates to more carry-on bags.  Carry-on baggage affects loading efficiency, slows passenger boarding time, adds pressure to security screening and potentially causes delays even with the current down trend in passenger traffic.

Baggage Management - Industry

In addition to security issues and increasing operating costs the industry continues to face mounting pressures to provide a higher level of service at competitive prices.  Meeting all these demands, while preparing for a return to traditional passenger and baggage volumes in the future has airlines moving towards ancillary revenues while seeking increased efficiency.

Baggage fees have created much needed revenues for air carriers.  However, as in any business, payment of a fee creates an expectation of service delivery from the consumer.  In air travel this expectation would include not only a prompt delivery at destination but the safe and undamaged return of their baggage.

Remote bag check is a growing market in environments such as cruise ships, ports, hotels, convention centers and resorts.  Other logical places for off-airport passenger and bag check-in include train and bus stations, car parks and rental facilities.  Off-airport baggage check-in is presently offered by 15% of airlines and another 18% plan to offer the service within two years.

Implementing off-airport baggage check-in is not a trivial process as considerations must include: logistics and security of moving the bags to the airport, security at check-in, custody (if something goes wrong) and pricing as passengers want the service but are price sensitive.

Passengers are also enthusiastic about self-serve baggage tracing – via kiosks, mobile phones or online – as this has the potential to significantly reduce the amount of time they have to spend searching for mishandled baggage information, or waiting at the carousel for a bag which isn’t going to arrive.

Common bag drop locations are another means of managing congestion at airports.  While 56% of surveyed passengers favor using self-serve kiosks to check-in, 54% of passengers, in another survey, indicate that kiosks were difficult to use if they had baggage to check-in.  The ease of passengers checking-in their luggage and the automation and streamlining of baggage check-in systems, remains a key impediment to greater efficiency by the airlines and airports.

Out of the desire to generate ancillary revenues, increased security concerns amongst passengers, airlines and authorities, and increasing automation to enhance the efficiencies of the air travel industry, a new service opportunity relating to baggage and cargo security and protection has grown.

Baggage Security & Protection

A significant market exists for this baggage security and protection industry as it consists arguably of all passengers departing from any airport that are checking in baggage.  Based on 2008 passenger travel with 1.2 bags per and at an average price of $5.00 per bag, the total potential global baggage wrap market is $14.5 billion per year worldwide.

The industry is currently at an early developmental stage with a number of private companies, service providers, agents and manufacturers offering various processes and products to travelers that wish to secure and protect their baggage.

RESEARCH AND DEVELOPMENT

We have not incurred any costs for research and development to date and have no plans to undertake any research and development activities during our first year of operation.

EMPLOYEES

We have no employees at the present time.  Our officers and directors are responsible for all planning, developing and operational duties and will continue to do so throughout the early stages of our growth.  We have no intention of hiring employees until we have sufficient funds to hire employees.  Our officers and directors are planning to do whatever work is required until we have those funds.  Human resource planning will be part of an ongoing process that will include regular evaluation of our operations.

OUR OFFICES

Description of Property

We do not own any property, real or otherwise.  Our executive offices are located in Phoenix, Arizona.  On December 4, 2008, we entered into a lease with Regus at a cost of $225 per month, plus expenses. Pursuant to that lease, we shall have access to those facilities at that location as we may need from time to time.  We are not, directly or indirectly, affiliated with Regus.  The lease expires on July 31, 2010; provided, however, the lease shall renew automatically for successive periods of one year, unless, at least 90 days prior to the date of expiration of that lease, we provide Regus written notice of our desire to not renew the lease.   Those offices serve as our main operating facility.

We believe our current premises are adequate for our current operations.  We anticipate that we will require additional premises in the foreseeable future.  We do not invest in real estate, mortgages, nor do we invest in securities of, or interests in, persons primarily engaged in real estate activities.

Facilities – Internet

We have budgeted to have a website www.secureluggage.com built, maintained and hosted by an internet service provider, when we have the funds necessary therefor.  The Internet service provider has various hosting plans available, which are more than sufficient for our purposes.  As our business increases, we will look into expanding our website.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash annual remuneration of the highest paid persons who are officers and directors as a group:

Name of Individual or Identity of group	Capacities in which Remuneration was received	Salary	Bonus	Stock Awards	All Other Compensation	Aggregate remuneration

Donald G. Bauer	President, Chief Executive Officer, and Director	-	-	8,500,00 shares of our common stock (1)	-	$8,500

Jack Kraus	Secretary, Treasurer, and Director	-	-	100,000 shares of our common stock (1)	-	$100

(i) Each share was valued at $.001.

No compensation to Directors.

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director.  Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business.  Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

LEGAL MATTERS

An opinion regarding the validity of the issuance of the shares of our common stock offered hereby will be provided for us by Stepp Law Corporation, 15707 Rockfield Boulevard, Suite 101, Irvine, California 92618-2870.  A copy of the correspondence pursuant to which Stepp Law Corporation provides that opinion is included in this prospectus as an exhibit.

EXPERTS

The financial statements of the Company as of December 31, 2008, included in this prospectus have been audited by Chisholm, Bierwolf, Nilson & Merrill, LLC, an independent registered public accounting firm, and have been so included in reliance upon the report of Chisholm, Bierwolf, Nilson & Merrill, LLC, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering.  This prospectus does not contain all the information included in the registration statement.  For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

As of the date of this prospectus, we became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports and other information with the SEC.  You may read and copy and document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549.  You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings will also be available to the public at the SEC’s website at http://www.sec.gov.

SECURE LUGGAGE SOLUTIONS INC.
December 31, 2008

Chisholm, Bierwolf, Nilson & Morill, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders
Secure Luggage Solutions, Inc.
Phoenix, Arizona

We have audited the accompanying balance sheet of Secure Luggage Solutions, Inc. as of December 31, 2008, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Secure Luggage Solutions, Inc. as of December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has a working capital deficit, has incurred losses from operations since inception, and has no sales, all of which raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chisholm, Bierwolf, Nilson & Morrill, LLC
Bountiful, Utah
September 3, 2009

Secure Luggage Solutions Inc.
(A Development Stage Company)
Balance Sheet

December 31,
2008

ASSETS

CURRENT ASSETS

Cash and Cash Equivalents	$-
Prepaid Expense	225

Total Current Assets	225

TOTAL ASSETS	$225

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Account Payables and Liabilities	$642
Related Party Payables	665

Total Current Liabilities	1,307

Total Liabilities	1,307

STOCKHOLDERS' DEFICIT

Common Stock, 25,000,000 Shares Authorized with Par Value 0.001, 1,000,000 Shares Issued and Outstanding	1,000
Additional Paid in Capital	-
Deficit Accumulated during the Development Stage	(2,082)

Total Stockholders' Deficit	(1,082)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$225

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Operations

		Cumulative Amounts
	For the	From Beginning of
	Year Ended	Development Stage
	December 31,	(December 4, 2008) to
	2008	December 31, 2008

REVENUES	$-	$-

OPERATING EXPENSES

Professional Fees	1,000	1,000
G & A Expenses	1,082	1,082

Total Operating Expenses	2,082	2,082

LOSS FROM OPERATION BEFORE INCOME TAX	2,082	2,082

Provision for Income Taxes	-	-

NET LOSS	$2,082	$2,082

NET LOSS PER SHARE-BASIC AND DILUTED	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	1,000,000

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Stockholders' Equity
December 4, 2008 (Inception) through December 31, 2008

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Deficit Accumulated during Development Stage	Total Shareholder's Equity

Balance inception-December 4, 2008	-	$-	$-	$-	$-

Share issued for services at $0.001 per share	1,000,000	1,000	-	-	1,000.00
Net loss for the period ending December 31, 2008				(2,082)	(2,082)
Balance-December 31, 2008	1,000,000	$1,000	$-	$(2,082)	$(1,082)

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Cash Flows

		Cumulative Amounts
	For the	From Beginning of
	Year Ended	Development Stage
	December 31,	(December 4, 2008) to
	2008	December 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(2,082)	$(2,082)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Shares Issued for Services	1,000	1,000
Changes in Assets and Liabilities:
Prepaid Expenses	(225)	(225)
Due to Related Party	665	665
Accounts Payable and Other Liabilities	642	642

Net Cash Used by Operating Activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES:

Net Cash Used by Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:

Net Cash Provided by Financing Activities	-	-

NET CHANGE IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURES

Cash Paid for:

Interest	$-	$-
Income Taxes	$-	$-

Non-Cash Transaction:

Share Issued for Services	$1,000	$1,000

The accompanying notes are an integral part of these financial statements

1.       NATURE OF BUSINESS

Organization

The accompanying financial statements represent the accounts of Secure Luggage Solutions Inc., incorporated in the State of Delaware on December 4, 2008. The Company is in a development stage as defined by SFAS No. 7 and is planning to develop, manufacture and/or source suitable technologies necessary to offer the “Secure Solution” to the air travel industry stakeholder market that require an automated process capable of quickly processing a mixed population of checked baggage and cargo security. The Company will be offering the industry stakeholders systems aimed at deployments throughout their global networks.

Going Concern

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues, has a working capital deficit of $1,082 at December 31, 2008 and has incurred losses of $2,082 for the year ended December 31, 2008, and further significant losses are expected to be incurred in its development stage. The Company will depend almost exclusively on outside capital through the issuance of common shares, and advances or loans from related parties to finance ongoing operating losses. The ability of the Company to continue as a going concern is dependent on raising additional capital and ultimately on generating future profitable operations. There can be no assurance that the Company will be able to raise the necessary funds when needed to finance its ongoing costs. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, and all highly liquid debt instruments purchased with a maturity of three months or less.

Stock-Based Compensation

SFAS No. 123 (revised 2004) (SFAS No. 123R) Share-Based Payment addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Stock-Based Compensation (cont’d…)

instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123. As the Company incorporated on December 4, 2008 and did not grant any stock options, no pro forma information is provided.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No 109 (FIN 48). FIN 48 is intended to clarify the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes the recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of FIN 48, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FIN 48. As of December 31, 2008, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Income Taxes (cont’d…)

Income taxes are computed in accordance with Statement of Financial Accounting Standard (SFAS) No. 109 “Accounting for Income Taxes.”  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expenses (benefit) result from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Loss per Common share

Basic losses per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted losses per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted losses per share are excluded from the calculation.

Fair Value of Financial Instruments

Fair Value of Financial Instruments – the Company adopted SFAS No. 157, “Fair Value Measurements. SFAS No. 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents, receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The carrying value of notes payable approximates fair value because negotiated terms and conditions are consistent with current market rates as of December 31, 2008.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS 161 which amends and expands the disclosure requirements of SFAS 133 to provide an enhanced understanding of an entity’s use of derivative instruments, how they are accounted for under SFAS 133 and their effect on the entity’s financial position, financial performance and cash flows. The provisions of SFAS 161 are effective for the period beginning after November 15, 2008. The Company is currently reviewing the effect, if any, that the adoption of this statement will have on the Company’s financial statements.

On May 8, 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 162, “The Hierarchy of Generally Accepted Accounting Principles,” which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature. The adoption of SFAS 162 did not have an impact on the Company’s financial statements.

The FASB has issued Statement of Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts.” SFAS No. 163 clarifies how SFAS No. 60, “Accounting and Reporting by Insurance Enterprises,” applies to financial guarantee insurance contracts issued by insurance enterprises, and addresses the recognition and measurement of premium revenue and claim liabilities. It requires expanded disclosures about contracts, and recognition of claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations, and (b) the insurance enterprise's surveillance or watch list. The adoption of SFAS No. 163 did not have an impact on the Company’s financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events. SFAS No. 165 is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. SFAS No. 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. The disclosure is intended to alert all users of financial statements that an entity has not evaluated subsequent events after the date in the set of financial statements being presented. SFAS No. 165 is effective for interim and annual periods ending after June 15, 2009, or the Company’s fiscal quarter beginning July 1, 2009. The Company does not believe that the implementation of SFAS No. 165 will have a material impact on its consolidated financial statements.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets- an Amendment to FASB Statement No. 140. SFAS No. 166 is a revision to SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. SFAS No. 166 eliminates the concept of a “qualifying special purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. SFAS No. 166 is effective at the start of a company’s first fiscal year beginning after November 15, 2009, or the Company’s fiscal year beginning January 1, 2010. The Company is currently unable to determine what impact the future application of SFAS No. 166 may have on its financial statements.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Recent Accounting Pronouncements (cont’d…)

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 167 Amendments to FASB Interpretation No. (46R). SFAS 167 is a revision of FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that is  most significantly impacts the entity’s economic performance. SFAS No. 167 is effective at the start of a company’s first fiscal year beginning after November 15, 2009, or the Company’s fiscal year beginning January 1, 2010. The Company is currently unable to determine what impact the future application of SFAS No. 167 may have on its financial statements.

3.       CAPITAL STOCK

Authorized

The total authorized is 25,000,000 common shares with a par value of $0.001 per common share.

Issued and Outstanding

On December 4, 2008, 1,000,000 shares of common stock were approved by the board of the director and issued to the CEO of the Company for his services, valued at $0.001 per share or $1,000.

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. The Company had no common stock equivalents outstanding at December 31, 2008.

Year Ended
Basic & Diluted Earning Per Share Computation	December 31, 2008

(Loss) available to common stockholders	$(2,082)
Weighted-average share used to compute:	1,000,000
Basic & Diluted loss per common share	$(0.00)

4.       RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measure at the exchange amount.

The President and CEO of the Company advanced the Company the total of $665 as of December 31, 2008 for the operations. The amounts due to related party are non-interest bearing and have no specific terms of repayment.

5.       INCOME TAXES

The Company is subject to taxation in the countries and state/provinces where it maintains its registered office and where it operated its sales offices. As a result, the Company is subject to the following taxation: U.S. – Federal, Delaware State.

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No.109 “Accounting for Income Taxes” which requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of the temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at December 31, 2008 an unused operating loss of $2,082, which may be applied against future taxable income and which expires in 2028.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax law in effect, the future earnings of the Company and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized. The net deferred tax assets are $710 as of December 31, 2008, with an offsetting valuation allowance of the same amount.

December 31,
2008
Deferred tax asset:
Net operating loss carryforward	$710
Valuation allowance	(710)
Net deferred tax asset	$-

5.     INCOME TAXES (cont’d…)

The components of income tax expense are as follows:

For the Year Ended
December 31,
2008

Current federal tax	$-
Current state tax	-
Change in NOL benefit	710
Change in allowance	(710)
Net provision for income tax	$-

6.       COMMITMENT

On December 4, 2008, the Company has entered into a virtual office lease agreement with Regus at a cost of $225 plus expenses occurred per month expiring July 31, 2009. The lease has been extended to July 31, 2010 automatically without 90 days advanced notice.

The Company shall make annual lease payments at least $2,700 for the next 5 years from 2009 to 2013, respectively

7.        SUBSEQUENT EVENTS

Stock Issuance

On January 15, 2009, 7,500,000 shares of common stock were approved by the board of the director and issued to the CEO of the Company for his services, valued at $0.001 per share or $7,500.

On February 27, 2009, 7,185,000 share of the common stock were approved by the board of the director and issued to the CEO of the Company for cash, valued at $0.001 per share or $7,185.

On June 30, 2009, 100,000 shares of the common stock were approved by the board of the director and issued to the Secretary Treasurer of the Company for his services, valued at $0.001 per share or $100.

On June 30, 2009, 197,000 shares of the common stock were approved by the board of the director and issued to for cash, valued at $0.10 per share or $19,700.

On June 30, 2009, 25,000 shares of the common stock were approved by the board of the director and issued to the consultant of the Company for his service bonus, valued at $0.10 per share or $2,500.

During July 2009, 70,000 shares of the common stock were approved by the board of the director for private placements and issued for cash, valued at $0.10 per share or $7,000.

During August 2009, 1,400,000 shares of the common stock were approved by the board of the directors for a private placement and issued for cash valued at $0.10 per share or $140,000.

7.       SUBSEQUENT EVENTS (cont’d…)

Convertible Note Payable

During March, 2009, the Company received $10,000 from Secure Luggage Systems, Inc. pursuant to a convertible note payable. The note bears interest at 10% per annum, and is due on demand. As of June 30, 2009, accrued interest on the note totaled $318. The note holder has the right, at the sole discretion of the holder, to convert the principal and accrued interest on the note, in whole or in part, into shares of the Company’s common stock at a price of $0.01 per share, such shares to be adjusted pro-rata with all other shareholders, for any changes in the capital structure of the issuer.

On August 6, 2009, the Company paid back the principal of the promissory note $10,000 and accrued interest of 10% per annum totaled $10,416 to Secure Luggage System Inc. on demand.

Securities Transfer Agreement

On March 1, 2009, the Company entered into a securities transfer agreement and appointed Pacific Stock Transfer Company (the “PSTC) as its transfer agent, or registrar of securities or dividend disbursing agent for the common stock of the Company. The Company shall pay the transfer agent fees on schedule of services rendered and fees. This agreement may be terminated by either party upon giving written notice to the other party at its last address of record, but no termination shall effect the obligation of the appointing company to pay for services rendered prior to the effective date of such termination. This appointment agreement was effective on June 23, 2009, the date the agreement was signed.

Legal Counsel Agreement

Subsequent to the year ended December 31, 2008, on March 20, 2009, the Company signed a legal counsel agreement with Stepp Law Corporation for the initial legal services, including the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-1 to cause the Client to become a public company and report issuer; the preparation and submission to the Commission of all correspondence and other information necessary or appropriate to respond to comments of the Commission relating to the Registration Statement and the gathering of information incidental. The Company paid $10,000 retainer, as a condition precedent to these legal services contemplated by this agreement.

Consulting Service Agreement

The Company entered into a consulting services agreement with James Westmacott, dba Air Associates, a Washington Company on June 29, 2009, effective from July 1, 2009 on a recurring basis of one year intervals for a continuous period until terminated by either party. The Company agreed to issue 25,000 shares of common stock valued at $0.10 per share or $2,500 as a signing bonus. The Company also agreed to make $100 per diem for services rendered, not to exceed a total payment of $1,500 per month, payable in advance from commencement date through to the end of the month in which date the Company achieves a listing for trading in the Company’s shares on a United States Public Market. The Company agreed to pay a per diem of $250 for services rendered, not to exceed a total payment of $5,000 per month from the 1st day of the month following receipt of a listing for trading in the Company’s shares on a United States Public Market. The Company agreed to pay $375 per diem for services rendered from the 1st day of the month following the commissioning of the first bag/cargo security and protection system under contract, not to exceed a total payment of $8,250 per month. Upon completion of the trading of Company’s stock, the Company agreed to provide additional monthly payments of 4,000 common shares and be issued on a quarterly basis consistent with the company’s quarterly reporting and filings. The monthly payment of shares shall cease and any shares accrued will be issued and reported in the next quarterly filings in the event of cancellation of the agreement.

7.       SUBSEQUENT EVENTS (cont’d…)

Agency Fee Agreement

On July 15, 2009, the Company signed an agency fee agreement with AMF Services Inc. as a finder and agreed to pay 40% of the dollar amount of securities purchased for a finder’s fee within three (3) months of the date hereof in the event of the sale of the Company’s stock to qualified investors. The fee shall be paid within 7 days after the closing of the sale of stock to the qualified investor. The Company has paid totaled $40,000 finder’s fee to the finder.

Secure Luggage Solutions Inc.
(A Development Stage Company)
Balance Sheets

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS

CURRENT ASSETS

Cash and Cash Equivalents	$6,543	$-
Prepaid Expense	10,000	225

Total Current Assets	16,543	225

TOTAL ASSETS	$16,543	$225

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Account Payables and Liabilities	$-	$642
Related Party Payables	1,969	665
Convertible Note Payable	10,000	-
Accrued Interest	68

Total Current Liabilities	12,037	1,307

Total Liabilities	12,037	1,307

STOCKHOLDERS' EQUITY (DEFICIT)

Common Stock, 25,000,000 Shares Authorized with Par Value 0.001, 15,685,000 and 1,000,000 Shares Issued and Outstanding, respectively	15,685	1,000
Additional Paid in Capital	-	-
Deficit Accumulated during the Development Stage	(11,180)	(2,082)

Total Stockholders' Equity (Deficit)	4,505	(1,082)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$16,543	$225

See accompanying notes

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)

			Cumulative Amounts
	For the		From Beginning of
	Three Months Ended		Development Stage
	March 31,		(December 4, 2008) to
	2009	2008	March 31, 2009

REVENUES	$-	-	$-

OPERATING EXPENSES

Professional Fees	7,500	-	8,500
G & A Expenses	1,530	-	2,612

Total Operating Expenses	9,030	-	11,112

LOSS FROM OPERATION AND BEFORE OTHER INCOME (EXPENSE)	(9,030)	-	(11,112)

OTHER INCOME (EXPENSE)

Interest Expenses	(68)		(68)

LOSS FROM OPERATION BEFORE INCOME TAX	(9,098)	-	(11,180)

Provision for Income Taxes	-		-

NET LOSS	$(9,098)	$-	$(11,180)

NET LOSS PER SHARE-BASIC AND DILUTED	$(0.00)	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	9,804,667

See accompanying notes

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			Cumulative Amounts
	For the		From Beginning of
	Three Months Ended		Development Stage
	March 31,		(December 4, 2008) to
	2009	2008	March 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:

Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:	$(9,098)	$-	$(11,180)
Shares Issued for Services	7,500	-	8,500
Changes in Assets and Liabilities:
Prepaid Expenses	(9,775)	-	$(10,000)
Due to Related Party	1,305	-	1,970
Promissory Note Accured Interest	68		68
Accounts Payable and Other Liabilities	(642)	-	-

Net Cash Used by Operating Activities	(10,642)	-	(10,642)

CASH FLOWS FROM INVESTING ACTIVITIES:

Net Cash Used by Investing Activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:

Changes in Financing Activities
Share issued for cash	7,185	-	7,185
Proceeds from Promissory Note Payable	10,000	-	10,000

Net Cash Provided by Financing Activities	17,185	-	17,185

NET CHANGE IN CASH AND CASH EQUIVALENTS	6,543	-	6,543

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,543	$-	$6,543

SUPPLEMENTAL DISCLOSURES

Cash Paid for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

Non-Cash Transactions:
Share Issued for Services	$7,500	$-	$8,500

See accompanying notes

1.       NATURE OF BUSINESS

Organization

The accompanying financial statements represent the accounts of Secure Luggage Solutions Inc., incorporated in the State of Delaware on December 4, 2008. The Company is in a development stage and is planning to develop, manufacture and/or source suitable technologies necessary to offer the “Secure Solution” to the air travel industry stakeholder market that require an automated process capable of quickly processing a mixed population of checked baggage and cargo security. The Company will be offering the industry stakeholders systems aimed at deployments throughout their global networks.

Going Concern

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception, and further significant losses are expected to be incurred in its development stage. The Company will depend almost exclusively on outside capital through the issuance of common shares, and advances or loans from related parties to finance ongoing operating losses. The ability of the Company to continue as a going concern is dependent on raising additional capital and ultimately on generating future profitable operations. There can be no assurance that the Company will be able to raise the necessary funds when needed to finance its ongoing costs. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Interim Financial Statements

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2009 and for the period then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these interim financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2008 audited financial statements. The results of operations for the periods ended March 31, 2009 are not necessarily indicative of the operating results for the full year.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Stock-Based Compensation

SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Stock-Based Compensation (cont’d…)

ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123. As the Company incorporated on December 4, 2008 and did not grant any stock options, no pro forma information is provided.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized. The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

3.       CONVERTIBLE NOTE PAYABLE

During March, 2009, the Company received $10,000 from Secure Luggage Systems, Inc. pursuant to convertible note payable. The note bears interest at 10% per annum, and is due on demand. As of March 31, 2009, accrued interest on the note totaled $68. The note holder has the right, at the sole discretion of the holder, to convert the principal and accrued interest on the note, in whole or in part, into shares of the Company’s common stock at a price of $0.01 per share, such shares to be adjusted pro-rata with all other shareholders, for any changes in the capital structure of the issuer. As of March 31, 2009 and December 31, 2008, accrued interest on the note totaled $68 and $0, respectively. For the three months period ended March 31, 2009 and year ended December 31, 2008, the principal and accrued interest was convertible into 1,006,800 and 0 shares of the Company’s common stock.

The Company has adopted Emerging Issues Task Force (EITF) Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and EITF Issue No. 00-27, “Application of EITF Issue No. 98-5 to Certain Convertible Instruments.”    The Company incurred debt whereby the convertible feature of the debt provides for a rate of conversion based upon the closing market value of the common stock on the last trading day prior to the date upon which the note holder provides written notice.  Therefore, the Company has not recorded a beneficial conversion feature on this note pursuant to EITF Issue No. 98-5 and 00-27.

4.       CAPITAL STOCK

Authorized

The total authorized is 25,000,000 common shares with a par value of $0.001 per common share.

Issued and Outstanding

On December 4, 2008, 1,000,000 shares of common stock were approved by the board of the director and issued to the CEO of the Company for his services, valued at $0.001 per share or $1,000.

On January 15, 2009, 7,500,000 shares of common stock were approved by the board of the director and issued to the CEO of the Company for his services, valued at $0.001 per share or $7,500.

On February 27, 2009, 7,185,000 share of the common stock were approved by the board of the director and issued to the CEO of the Company for cash, valued at $0.001 per share or $7,185.

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. The Company had no common stock equivalents outstanding at March 31, 2009 and December 31, 2008.

	Three Months Ended	Three Months Ended
Basic & Diluted Loss Per Share Computation	March 31, 2009	March 31, 2008
	(Unaudited)

(Loss) available to common stockholders	$(9,098)	$-
Weighted-average share used to compute:	9,804,667	-
Basic & Diluted loss per common share	$(0.00)	$-

5.       RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measure at the exchangeamount.

The President and CEO of the Company, advanced the Company the total of $1,970 and $665 as of March 31, 2009 and December 31, 2008, respectively for the operations. The amounts due to related party are non-interest bearing and have no specific terms of repayment.

6.       INCOME TAXES

The Company is subject to taxation in the countries and state/provinces where it maintains its registered office and where it operated its sales offices. As a result, the Company is subject to the following taxation: U.S. – Federal, Delaware State.

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No.109 “Accounting for Income Taxes” which requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of the temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at March 31, 2009 and December 31, 2008 an unused operating loss of $9,098 and $2,082, respectively which may be applied against future taxable income and which expires in various years through 2029. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax law in effect, the future earnings of the Company and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized. The net deferred tax assets are $3,800 and $710 as of March 31, 2009 and December 31, 2008, with an offsetting valuation allowance of the same amount.

	March 31,	December 31,
	2009	2008
Deferred tax asset:
Net operating loss carryforward	$3,800	$710
Valuation allowance	(3,800)	(710)
Net deferred tax asset	$-	$-

The components of income tax expense are as follows:

6.       INCOME TAXES (cont’d…)

	For The Period Ended	For The Period Ended
	March 31,	December 31,
	2009	2008

Current federal tax	$-	$-
Current state tax	-	-
Change in NOL benefit	3800	710
Change in allowance	(3,800)	(710)
Net provision for income tax	$-	$-

7.       SUBSEQUENT EVENT

Stock Issuance

On June 30, 2009, 100,000 shares of the common stock were approved by the board of the director and issued to the Secretary Treasurer of the Company for his services, valued at $0.001 per share or $100.

On June 30, 2009, 197,000 shares of the common stock were approved by the board of the director and issued to for cash, valued at $0.10 per share or $19,700.

On June 30, 2009, 25,000 shares of the common stock were approved by the board of the director and issued to the secretary treasurer of the Company for his signing bonus, valued at $0.10 per share or $2,500.

During July 2009, 70,000 shares of the common stock were approved by the board of the director and issued for cash, valued at $0.10 per share or $7,000.

During August 2009, 1,400,000 shares of the common stock were approved by the board of the directors for a private placement and issued for cash valued at $0.10 per share or $140,000.

Convertible Note Payable

On August 6, 2009, the Company paid back the principal of the promissory note $10,000 and accrued interest of 10% per annum totaled $10,416 to Secure Luggage System Inc. on demand, as disclosed in the above note 3.

Consulting Service Agreement

The Company entered into a consulting services agreement with James Westmacott, dba Air Associates, a Washington Company on June 29, 2009, effective from July 1, 2009 on a recurring basis of one year intervals for a continuous period until terminated by either party. The Company agreed to issue 25,000 shares of common stock valued at $0.10 per share or $2,500 as a signing bonus. The Company also agreed to make $100 per diem for services rendered, not to exceed a total payment of $1,500 per month, payable in advance from commencement date through to the end of the month in which date the Company achieves a listing for trading in the Company’s shares on a United States Public Market. The Company agreed to pay a per diem of $250 for services rendered, not to exceed a total payment of $5,000 per month from the 1st day of the month following receipt of a listing for trading in the Company’s shares on a

7.       SUBSEQUENT EVENT (cont’d…)

United States Public Market. The Company agreed to pay $375 per diem for services rendered from the 1st day of the month following the commissioning of the first bag/cargo security and protection system under contract, not to exceed a total payment of $8,250 per month. Upon completion of the trading of Company’s stock, the Company agreed to provide additional monthly payments of 4,000 common shares and be issued on a quarterly basis consistent with the company’s quarterly reporting and filings. The monthly payment of shares shall cease and any shares accrued will be issued and reported in the next quarterly filings in the event of cancellation of the agreement. The Company paid service fee totaled $1,500.

Agency Fee Agreement

On July 15, 2009, the Company signed an agency fee agreement with AMF Services Inc. as a finder and agreed to pay 40% of the dollar amount of securities purchased for a finder’s fee in the event of the sale of the Company’s stock to qualified investors within three (3) months of the date hereof. The fee shall be paid within 7 days after the closing of the sale of stock to the qualified investor. The Company has paid totaled $40,000 finder’s fee to the finder.

Secure Luggage Solutions Inc.
(A Development Stage Company)
Balance Sheets

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS

CURRENT ASSETS

Cash and Cash Equivalents	$22,552	$-
Prepaid Expense	10,000	225

Total Current Assets	32,552	225

TOTAL ASSETS	$32,552	$225

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Account Payables and Liabilities	$1,013	$642
Related Party Payables	700	665
Convertible Note Payable	10,000	-
Accrued Interest	318

Total Current Liabilities	12,031	1,307

Total Liabilities	12,031	1,307

STOCKHOLDERS' EQUITY (DEFICIT)

Common Stock, 25,000,000 Shares Authorized with Par Value 0.001, 16,007,000 and 1,000,000 Shares Issued and Outstanding, respectively	16,007	1,000
Additional Paid in Capital	21,978	-
Deficit Accumulated during the Development Stage	(17,464)	(2,082)

Total Stockholders' Equity (Deficit)	20,521	(1,082)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$32,552	$225

See accompanying notes

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)

					Cumulative Amounts
	For the		For the		From Beginning of
	Three Months Ended		Six Months Ended		Development Stage
	June 30,		June 30,		(December 4, 2008) to
	2009	2008	2009	2008	June 30, 2009

REVENUES	$-	-	$-	-	$-

OPERATING EXPENSES

Professional Fees	3,575	-	11,075	-	12,075
G & A Expenses	2,459	-	3,989	-	5,071

Total Operating Expenses	6,034	-	15,064	-	17,146

LOSS FROM OPERATION AND BEFORE OTHER INCOME ( EXPENSE )	(6,034)	-	(15,064)	-	(17,146)

OTHER INCOME ( EXPENSE )

Interest Expenses	(250)	-	(318)	-	(318)

LOSS FROM OPERATION BEFORE INCOME TAX	(6,284)	-	(15,382)	-	(17,464)

Provision for Income Taxes	-		-	-	-

NET LOSS	$(6,284)	$-	$(15,382)	$-	$(17,464)

NET LOSS PER SHARE-BASIC AND DILUTED	$(0.00)	$-	$(0.00)	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	15,685,000		12,761,077

See accompanying notes

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			Cumulative Amounts
	For the		From Beginning of
	Six Months Ended		Development Stage
	June 30,		(December 4, 2008) to
	2009	2008	June 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:

Adjustments to Reconcile Net Loss to Net Cash Used	$(15,382)	$-	$(17,464)
Shares Issued for Services by Operating Activities:	10,100	-	11,100
Changes in Assets and Liabilities:
Prepaid Expenses	(9,775)	-	$(10,000)
Due to Related Party	35	-	700
Accured Interest	318		318
Accounts Payable and Other Liabilities	371	-	1,013

Net Cash Used by Operating Activities	(14,332)	-	(14,332)

CASH FLOWS FROM INVESTING ACTIVITIES:

Net Cash Used by Investing Activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:

Changes in Financing Activities
Share issued for cash	26,885	-	26,885
Proceeds from Promissory Note Payable	10,000	-	10,000

Net Cash Provided by Financing Activities	36,885	-	36,885

NET CHANGE IN CASH AND CASH EQUIVALENTS	22,552	-	22,552

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$22,552	$-	$22,552

SUPPLEMENTAL DISCLOSURES
Cash Paid for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

Non-Cash Transactions:
Share Issued for Services	$10,100	$-	$11,100

See accompanying notes

1.       NATURE OF BUSINESS

Organization

The accompanying financial statements represent the accounts of Secure Luggage Solutions Inc., incorporated in the State of Delaware on December 4, 2008. The Company is in a development stage and is planning to develop, manufacture and/or source suitable technologies necessary to offer the “Secure Solution” to the air travel industry stakeholder market that require an automated process capable of quickly processing a mixed population of checked baggage and cargo security. The Company will be offering the industry stakeholders systems aimed at deployments throughout their global networks.

Going Concern

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception, and further significant losses are expected to be incurred in its development stage. The Company will depend almost exclusively on outside capital through the issuance of common shares, and advances or loans from related parties to finance ongoing operating losses. The ability of the Company to continue as a going concern is dependent on raising additional capital and ultimately on generating future profitable operations. There can be no assurance that the Company will be able to raise the necessary funds when needed to finance its ongoing costs. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Interim Financial Statements

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2009 and for the period then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these interim financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2008 audited financial statements. The results of operations for the period ended June 30, 2009 are not necessarily indicative of the operating results for the full year.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Stock-Based Compensation

SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Stock-Based Compensation (cont’d…)

ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123. As the Company incorporated on December 4, 2008 and did not grant any stock options, no pro forma information is provided.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized. The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

3.       CONVERTIBLE NOTE PAYABLE

During March, 2009, the Company received $10,000 from Secure Luggage Systems, Inc. pursuant to convertible note payable. The note bears interest at 10% per annum, and is due on demand. As of June 30, 2009, accrued interest on the note totaled $318. The note holder has the right, at the sole discretion of the holder, to convert the principal and accrued interest on the note, in whole or in part, into shares of the Company’s common stock at a price of $0.01 per share, such shares to be adjusted pro-rata with all other shareholders, for any changes in the capital structure of the issuer. As of June 30, 2009 and December 31, 2008, accrued interest on the note totaled $318 and $0, respectively. For the six months period ended June 30, 2009 and year ended 2008, the principal and accrued interest was convertible into 1,031,800 and 0 shares of the Company’s common stock.

3.       CONVERTIBLE NOTE PAYABLE (cont’d…)

The Company has adopted Emerging Issues Task Force (EITF) Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and EITF Issue No. 00-27, “Application of EITF Issue No. 98-5 to Certain Convertible Instruments.”    The Company incurred debt whereby the convertible feature of the debt provides for a rate of conversion based upon the closing market value of the common stock on the last trading day prior to the date upon which the note holder provides written notice.  Therefore, the Company has not recorded a beneficial conversion feature on this note pursuant to EITF Issue No. 98-5 and 00-27.

4.       CAPITAL STOCK

Authorized

The total authorized is 25,000,000 common shares with a par value of $0.001 per common share.

Issued and Outstanding

On December 4, 2008, 1,000,000 shares of common stock were approved by the board of the director and issued to the CEO of the Company for his services, valued at $0.001 per share or $1,000.

On January 15, 2009, 7,500,000 shares of common stock were approved by the board of the director and issued to the CEO of the Company for his services, valued at $0.001 per share or $7,500.

On February 27, 2009, 7,185,000 share of the common stock were approved by the board of the director and issued to the CEO of the Company for cash, valued at $0.001 per share or $7,185.

On June 30, 2009, 100,000 shares of the common stock were approved by the board of the director and issued to the Secretary Treasurer of the Company for his services, valued at $0.001 per share or $100.

On June 30, 2009, 197,000 shares of the common stock were approved by the board of the director for private placements and issued for cash, valued at $0.10 per share or $19,700.

On June 30, 2009, 25,000 shares of the common stock were approved by the board of the director and issued to the consultant of the Company for his signing bonus, valued at $0.10 per share or $2,500.

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. The Company had no common stock equivalents outstanding at June 30, 2009 and December 31, 2008.

4.       CAPITAL STOCK (cont’d…)

Basic and Diluted Net Loss Per Share (cont’d…)

	Three Months Ended	Three Months Ended
Basic & Diluted Loss Per Share Computation	March 31, 2009	March 31, 2008
	(Unaudited)

(Loss) available to common stockholders	$(9,098)	$-
Weighted-average share used to compute:	9,804,667	-
Basic & Diluted loss per common share	$(0.00)	$-

	Six Month Ended	Six Month Ended
Basic & Diluted Earning Per Share Computation	June 30, 2009	June 30, 2008

(Loss) available to common stockholders	$(15,382)	$-
Weighted-average share used to compute:	11,234,399	-
Basic & Diluted loss per common share	$(0.00)	$-

5.       RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measure at the exchange amount.

The President and CEO of the Company, advanced the Company the total of $700 and $665 as of June 30, 2009 and December 31, 2008, respectively for the operations. The amounts due to related party are non-interest bearing and have no specific terms of repayment.

6.       INCOME TAXES

The Company is subject to taxation in the countries and state/provinces where it maintains its registered office and where it operated its sales offices. As a result, the Company is subject to the following taxation: U.S. – Federal, Delaware State.

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No.109 “Accounting for Income Taxes” which requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of the temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at June 30, 2009 and December 31, 2008 an unused operating loss of $17,464 and $2,082, respectively which may be applied against future taxable income and which expires in various years through 2029. The amount of and ultimate realization of the

6.       INCOME TAXES (cont’d…)

benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax law in effect, the future earnings of the Company and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized. The net deferred tax assets are $5,940 and $710 as of June 30, 2009 and December 31, 2008, with an offsetting valuation allowance of the same amount.

	June 30,	December 31,
	2009	2008
Deferred tax asset:
Net operating loss carryforward	$5,940	$710
Valuation allowance	(5,940)	(710)
Net deferred tax asset	$-	$-

The components of income tax expense are as follows:

	Six Months Ended	Six Months Ended
	June 30,	December 31,
	2009	2008

Current federal tax	$-	$-
Current state tax	-	-
Change in NOL benefit	5940	710
Change in allowance	(5,940)	(710)
Net provision for income tax	$-	$-

7.       SUBSEQUENT EVENT

Stock Issuance

During July 2009, 70,000 shares of the common stock were approved by the board of the director for private placements and issued for cash, valued at $0.10 per share or $7,000.

During August 2009, 1,400,000 shares of the common stock were approved by the board of the directors for a private placement and issued for cash valued at $0.10 per share or $140,000.

7.       SUBSEQUENT EVENT (cont’d…)

Convertible Note Payable

On August 6, 2009, the Company paid back the principal of the promissory note $10,000 and accrued interest of 10% per annum totaled $10,416 to Secure Luggage System Inc. on demand, as disclosed in the above note 3.

Agency Fee Agreement

On July 15, 2009, the Company signed an agency fee agreement with AMF Services Inc. as a finder and agreed to pay 40% of the dollar amount of securities purchased for a finder’s fee in the event of the sale of the Company’s stock to qualified investors within three (3) months of the date hereof. The fee shall be paid within 7 days after the closing of the sale of stock to the qualified investor. The Company has paid total $40,000 finder’s fee to the finder.

Dealer Prospectus Delivery Obligation

Until ________ (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable.  This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by Secure Luggage Solutions Inc. in connection with the sale of common shares being registered.  All amounts except the SEC filing are estimates.

SEC registration fee	$15.57
Accounting fees and expenses	$12,000
Legal fees and expenses	$30,000
Miscellaneous	$3,000

Total	$45,015.57

The foregoing are estimates only.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation provides to the fullest extent permitted by Delaware law, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty.  The effect of this provision of our Certificate of Incorporation is to eliminate the right of us and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute.  We believe that the indemnification provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling person pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, we willfulness in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

SELLING STOCKHOLDERS

On December 4, 2008, we issued to Donald G. Bauer, our President and Chief Executive Officer, and a member of our Board of Directors, 1,000,000 shares of our common stock in exchange for his services to us, and those shares were valued at $.001 per share for a total of $1,000.

On January 15, 2009, we issued to Mr. Bauer 7,500,000 shares of our common stock in exchange for Mr. Bauer’s services to us, and those shares were valued at $.001 per share for a total of $7,500.

On February 27, 2009, we issued 7,185,000 shares of our common stock to Mr. Bauer in exchange for the payment by Mr. Bauer of the per share purchase price of $.001, for a total of $7,185, which was added to our capital.

On or about June 30, 2009, we issued to Jack Kraus, our Treasurer and Secretary and a member of our Board of Directors, 100,000 shares of our common stock in exchange for his services to us, and those shares were valued at $.001 per share for a total of $100.

On July 1, 2009, we entered into a Consulting Services Agreement with James Westmacott, our Manager of Marketing and Development, doing business as Air Consult Associates.  The term of that agreement is one year and may be renewed for successive periods of one year each; provided, however, that agreement may be terminated by either party upon 30 days prior with notice.  Pursuant to the provisions of that agreement, Mr. Westmacott is responsible for our business development and marketing of our baggage and cargo security and protection systems and other products that may be come available to us from time to time, in a manner that is consistent with our business and as directed by us.  On July 1, 2009, we issued to Mr. Westmacott 25,000 shares of our common stock, which shares shall be adjusted pro-rata with all other shareholders, for any changes in our capital structure.  A copy of that agreement is included in this registration statement as an exhibit.

Additionally, pursuant to the provisions of that agreement, at such time as trading in our common stock has commenced on the Over-the-Counter Bulletin Board, we shall issue to Mr. Westmacott 4,000 shares of our common stock each month.  Those shares shall accrue for the benefit of Mr. Westmacott and be issued on a quarterly basis.

On July 15, 2009, we signed an Agency Fee Agreement with AMF Services Inc., as a finder in connection with the offer and sale of shares of our common stock to 8 investors residing in Germany.  AMF Services Inc. is a British Virgin Island corporation.  In connection with the sale of those shares, we paid AMF Services Inc. a finder’s fee equal to 40% of the funds we received from the purchase of those shares by those investors.  The total amount of that finder’s fee is $56,000, of which $40,000 has been paid.  AMF Services Inc. did not effect securities transactions (i) for the accounts of U.S. persons or (ii) in the United States.  A copy of that Agency Fee Agreement is included as an exhibit with this registration statement.

On July 22, 2009, we issued to 28 purchasers residing in Canada 258,000 shares of our common stock at a purchase price of $0.10 per share for a total of $25,800.  Those shares were issued in transactions which qualify for that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Regulation S.  Accordingly, none of those purchasers are U.S. persons as that term is defined in Regulation S.  No underwriters were used, and no commissions or other remuneration was paid except to us.  The securities were sold in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933.  No directed selling efforts were made in the United States by us, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing.  We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulations S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On September 18, 2009, we issued to 8 purchasers residing in Germany 1,400,000 shares of our common stock at a purchase price of $0.10 per share for a total of $140,000.  Those shares were issued in transactions which qualify for that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Regulation S.  Accordingly, none of those purchasers are U.S. persons as that term is defined in Regulation S.  No underwriters were used, and no commissions or other remuneration was paid except to us.  The securities were sold in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933.  No directed selling efforts were made in the United States by us, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing.  We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulations S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On July 22, 2009, we offered and sold to 9 purchasers  residing in the United States 9,000 shares of our common stock at a purchase price of $0.10 per share for a total of $900.   The transactions pursuant to which those shares were issued to those purchasers did not involve a public offering of our securities and, therefore, were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act.

A copy of the subscription agreement we used in connection with the sales of our common stock is included in this registration statement as an exhibit.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed with this Registration Statement on Form S-1.

Exhibit No.	Description
3.1	Certificate of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion of Stepp Law Corporation
23.1	Consent of Chisolm, Bierwolf, Nilson & Morrill, LLC
23.2	Consent of Stepp Law Corporation (included in Exhibit 5.1)
99.1	Form of subscription agreement for sales of our common stock
99.2	Agency Fee Agreement with AMF Services Inc.
99.3	TurnerKey Consulting Agreement
99.4	Air Consult Associates Agreement

UNDERTAKINGS

We hereby undertake to:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registrant statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933  shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that times shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement of prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchase by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant.

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or no behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this amendment to this registration statement to be signed on our behalf by the undersigned, in the City of Phoenix, State of Arizona, on October 13, 2009.

Secure Luggage Solutions Inc.

By:	/s/ Donald G. Bauer
Name: Donald G. Bauer

Title: President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his place and stead, in any and all capacities, to sign any and all further amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in the connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Person	Capacity	Date

/s/ Donald G. Bauer	President, Chief Executive Officer and Director	October 13, 2009
Donald G. Bauer

/s/ Jack Kraus	Secretary, Treasurer And Director	October 13, 2009
Jack Kraus